UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31265	93-0987903
(Commission File No.)	(IRS Employer Identification No.)

2100 Geng Road, Suite 102

Palo Alto, California 94303

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 30, 2014, Telik, Inc., or Telik, and MabVax Therapeutics, Inc., or MabVax, entered into an Amendment No. 1, or the Amendment, to the Agreement and Plan of Merger, dated as of May 12, 2014, by and among Telik, MabVax and Tacoma Acquisition Corps, or the Merger Agreement. As set forth in detail in the supplemental disclosures below which will also be provided in a proxy supplement to Telik’s definitive proxy statement filed with the Securities and Exchange Commission, or the SEC, on June 3, 2014, the Amendment modifies the definition of Company Common Stock Financing in Exhibit A to the Merger Agreement, certain redemption provisions in the Certificate of Designations, Preferences and Rights of Series A-1 Convertible Preferred Stock and the Certificate of Designations, Preferences and Rights of Series A-2 Convertible Preferred Stock, which are attached to the Merger Agreement as Exhibit E and Exhibit F, respectively and removes certain references to Telik’s obligations to assume MabVax’s obligations to redeem shares of MabVax Series C-1 Convertible Preferred Stock and Series C-2 Convertible Preferred Stock.

Other than as provided in the Amendment, the Merger Agreement, as filed with the SEC on May 12, 2014 as Exhibit 2.1 to Telik’s Current Report on Form 8-K, remains in full force and effect as originally executed on May 12, 2014. The following description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 3, 2014

On June 30, 2014, Telik, Inc., or Telik, and MabVax Therapeutics, Inc., or MabVax, entered into an amendment, or the amendment, to the agreement and plan of merger, dated May 12, 2014, pursuant to which agreement a wholly owned subsidiary of Telik will merge with and into MabVax, with MabVax surviving as a wholly owned subsidiary of Telik, or the proposed transaction.

In connection with the amendment, the following information is provided to supplement Telik’s definitive proxy statement filed on June 3, 2014, or the proxy statement. Text that is bold and struck through in the disclosures below shows text being removed from those disclosures and text that is bold and underlined below shows text being added to those disclosures. Terms used but not otherwise defined herein have the meanings given to them in the proxy statement, and all references to captions and page numbers refer to captions and page numbers in the proxy statement, respectively unless otherwise provided.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

1.	The risk factor entitled “Telik’s stockholders’ rights will be limited by and subordinate to the rights of the holders of Series A-1 preferred stock and Series A-2 preferred stock; these rights may have a negative effect on the value of shares of Telik common stock.” on page 16 is amended as follows:

Telik’s stockholders’ rights will be limited by and subordinate to the rights of the holders of Series A-1 preferred stock and Series A-2 preferred stock; these rights may have a negative effect on the value of shares of Telik common stock.

Upon filing of the Series A-1 certificate of designations, the holders of the Series A-1 preferred stock, and, to the extent the Series A-2 certificate of designations is filed, the holders of the Series A-2 preferred stock, will have rights and preferences generally superior to those of the holders of Telik’s common stock. The existence of these superior rights and preferences may also have a negative effect on the value of shares of Telik’s common stock.

These rights are more fully set forth in the Series A-1 certificate of designations and, to the extent filed, the Series A-2 certificate of designations and include, but are not limited to:

•	the right to receive a liquidation preference, prior to any distribution of Telik’s assets to the holders of Telik’s common stock, in an amount equal to $0.8383584 per share for the Series A-1 preferred stock and $4.1917918 per share of the Series A-2 preferred stock, if issued, subject to adjustments, and all accrued and unpaid dividends;

•	the right to convert shares of Series A-1 and Series A-2 preferred stock into shares of Telik common stock at the conversion price set forth in the applicable certificates of designations which may be adjusted as set forth therein and as summarized in the sections entitled “Proposal 5: Approval of Series A-1 Certificate of Designations” and “Proposal 6: Approval of Series A-2 Certificate of Designations” in this proxy statement and;

•	the right to receive dividends in arrears at a rate of 8% per annum in preference to the holders of Telik’s common stock and to receive dividends made to holders of Telik’s common stock on an as converted basis.~~; and~~

•	~~the right to force Telik to redeem shares of Series A-1 and Series A-2 preferred stock upon certain triggering events at a price likely to be in excess of the fair market value of such shares of Series A-1 and Series A-2 preferred stock.~~

2.	The risk factor entitled “The holders of the Series A-1 and Series A-2 preferred stock will have the right to force Telik to redeem shares of issued and outstanding Series A-1 and Series A-2 preferred stock upon certain triggering events at a price likely to be in excess of the fair market value of such shares of Series A-1 and Series A-2 preferred stock; should any redemption be triggered, Telik will be unable to redeem the shares and there would be a significant impact on Telik’s ability to continue its operations and the shares of Telik capital stock may lose substantial value.” commencing on page 17 is deleted as follows:

~~The holders of the Series A-1 and Series A-2 preferred stock will have the right to force Telik to redeem shares of issued and outstanding Series A-1 and Series A-2 preferred stock upon certain triggering events at a price likely to be in excess of the fair market value of such shares of Series A-1 and Series A-2 preferred stock; should any redemption be triggered, Telik will be unable to redeem the shares and there would be a significant impact on Telik’s ability to continue its operations and the shares of Telik capital stock may lose substantial value.~~

~~Telik does not currently have the capital resources to fulfill any potential redemption obligations should Telik be required to redeem shares of issued outstanding Series A-1 or Series A-2 preferred stock following the merger. In the event of such redemption, Telik would likely be forced to seek additional funding on terms that would likely be detrimental to the other holders of Telik’s capital stock, or if such funding is unavailable, sell its business or curtail or cease its operations. Telik could also be forced to grant additional rights to the holders of the Series A-1 and Series A-2 preferred stock which would likely be detrimental to the holders of in order to secure a waiver of these redemption rights from the holders of the Series A-1 preferred stock and Series A-2 preferred stock. Events that might trigger these redemption obligations are further set forth in the Series A-1 and Series A-2 certificates of designation and include, among others, the following events:~~

•	~~the suspension from trading or failure of Telik’s common stock to be listed for more than two (2) trading days on the NASDAQ Capital Market;~~

•	~~a conversion failure or notice to any Series A-1 or A-2 holder of Telik’s intention not to comply with a request for conversion;~~

•	~~Telik’s failure to pay to the holders of the Series A-1 preferred stock or the Series A-2 preferred stock any amounts that at any time exceed $25,000 when and as due;~~

•	~~any default under, redemption of or acceleration prior to maturity of any of Telik’s indebtedness in excess of $100,000 in the aggregate;~~

•	~~certain Telik bankruptcy events;~~

•	~~the consummation of a change of control other than one in which a successor entity that is a publicly traded corporation;~~

•	~~any deviation of twenty percent (20%) or more in the aggregate of the approved yearly budget previously provided to MabVax; and~~

•	~~the existing preferred stock is not converted in full into common stock on or prior to the effective date of the Series A-1 or A-2 certificate of designations.~~

3.	The section entitled “Merger Consideration” commencing on page 45 is supplemented with the following disclosure:

The amendment amended Sections 1.4(b) and 1.9 of the merger agreement to remove, among other things, references stating that Telik would assume MabVax’s obligations to redeem shares of Series C-1 Convertible Preferred Stock and Series C-2 Convertible Preferred Stock following the effective time of the merger.

4.	The section entitled “Covenants; Conduct of Business Pending Closing” commencing on page 57 is supplemented with the following additional disclosure:

The amendment amended and restated the definition of “Company Common Stock Financing” in the merger agreement to mean (a) the sale and issuance of shares of the MabVax common stock for aggregate proceeds of up to $3,750,000 in a private placement at one or more closings to be held prior to the closing of the merger and (b) such other issuances as are contemplated in connection with such financing, including (i) the issuance of one or more warrants to purchase shares of MabVax common stock to placement agents participating in such financing on the current terms set forth in placement agent agreements in existence as of the date hereof; and (ii) the issuance of additional “anti-dilution” shares of MabVax common stock, for no additional consideration, to purchasers of MabVax common stock participating in closings of such financing held prior to the closing of the merger; provided, however that (A) such additional “anti-dilution” shares shall only be issued in the event that MabVax sells shares of the MabVax common stock at a price per share less than $2.54 (other than shares issuable upon conversion of existing convertible securities, securities issued pursuant to equity incentive plans and shares issued in the Merger) prior to the first to occur of (x) December 31, 2015 and (y) the date on which MabVax raises an aggregate of $10,000,000, (B) the number of additional shares shall be calculated on a weighted average based on the price per share of equity securities sold by the Company following the initial closing of such financing and (C) in no event will a purchaser be issued a number of additional shares of MabVax common stock in excess of 33% of the number of shares initially purchased by such purchaser.

5.	The fourth paragraph in the section entitled “Terms of the Series A-1 Preferred Stock” under Proposal 5 on page 76 is deleted as follows:

~~The Series A-1 preferred stock will be redeemable for the greater of 110% of the sum of (A) the quotient of $0.8383584 per share divided by the exchange ratio and (B) accrued and unpaid dividends at the election of the Series A-1 holders upon any triggering events provided in the Series A-1 certificate of designations. Such triggering events include, among others, the suspension from trading or failure of Telik’s common stock to be listed for more than two (2) trading days; a conversion failure or notice to any Series A-1 holder of Telik’s intention not to comply with a request for conversion; Telik’s failure to pay to the Series A-1 holder any amounts that at any time exceed $25,000 when and as due; any default under, redemption of or acceleration prior to maturity of any of Telik’s indebtedness in excess of $100,000 in the aggregate;certain bankruptcy event of Telik; the consummation of a change of control other than one in which a successor entity that is a publicly traded corporation; and the existing preferred stock of MabVax is not converted in full into common stock on or prior to the effective date of the Series A-1 certificate of designations.~~

6.	The first paragraph under the section entitled “Terms of the Series A-2 Preferred Stock” under Proposal 6 on page 79 is deleted as follows:

~~The Series A-2 preferred stock will be redeemable for the greater of 110% of the sum of (A) the quotient of $4.1917918 per share divided by the exchange ratio and (B) accrued and unpaid dividends at the election of the Series A-2 holders upon any triggering events provided in the Series A-2 certificate of designations. Such triggering events include, among others, the suspension from trading or failure of Telik’s common stock to be listed for more than two (2) trading days; a conversion failure or notice to any Series A-2 holder of Telik’s intention not to comply with a request for conversion; Telik’s failure to pay to the Series A-2 holder any amounts that at any time exceed $25,000 when and as due; any default under, redemption of or acceleration prior to maturity of any of Telik’s indebtedness in excess of $100,000 in the aggregate; certain bankruptcy events of Telik; the consummation of a change of control other than one in which a successor entity that is a publicly traded corporation; any deviation of twenty percent (20%) or more in the aggregate of the approved yearly budget; and the existing preferred stock of MabVax is not converted in full into common stock on or prior to the effective date of the Series A-2 certificate of designations, among others.~~

7.	The section entitled “Common Stock” on page 123 is supplemented with the following disclosure.

In the event that, during the period beginning as of the date of common stock financing and ending as of the first to occur of (i) the date on which MabVax raises an aggregate of $10,000,000 through the sale and issuance of its equity securities (including proceeds from the sale and issuance of the shares of MabVax common stock in the common stock financing, any securities by Telik following the consummation of the merger or upon the exercise or conversion of options, warrants and other convertible securities) and (ii) December 31, 2015, such date, the Termination Date, MabVax (or Telik, as the case may be) issues any equity securities (other than securities issuable upon the exercise or conversion of options, warrants and other convertible securities outstanding as of the date of the common stock financing or issued in exchange for such outstanding options, warrants or other convertible securities pursuant to the merger agreement) at a price per share less than the purchase price paid for the shares of common stock issued in the financing then, without any additional consideration from any Investor, the Company shall issue to each Investor participating in a closing held on or prior to the date on which the merger is consummated, each, an Eligible Investor, as of the Termination Date, a number of additional Shares, or the Adjustment Shares equal to the lesser of (A) the difference (if positive) between (x) the quotient of (I) the aggregate purchase price paid by the applicable investor for such common shares in all closings held pursuant to the common stock financing divided by (II) the weighted average price of all MabVax securities (other than Excluded Securities, as defined below) during the period starting as of the first closing to occur under the common stock financing and ending on the Termination Date minus (y) the aggregate number of shares of common stock purchased by the applicable investor in all closings under the common stock financing and (B) 33% of the aggregate number of shares of common stock purchased by an applicable investor in all closings under the common stock financing by an applicable investor as of the Termination Date.

The term “Excluded Securities” mean MabVax securities, or securities of any successor of MabVax, issued or issuable (i) upon the exercise or conversion of options, warrants and other convertible securities outstanding as of the date of the closing of the common stock financing, (ii) pursuant to a MabVax equity incentive plan approved by the MabVax’s Board of Directors or pursuant to an equity incentive plan of a successor of MabVax approved by such successor’s Board of Directors, or (iii) in exchange for such outstanding options, warrants or other convertible securities issued pursuant to the merger agreement.

8.	The section entitled “Series C-1 Redemption Rights” commencing on page 124 is amended in its entirety as follows:

Upon the occurrence of certain triggering events as specifically set forth in the Series C-1 Certificate, holders of MabVax Series C-1 preferred stock are also entitled to have their shares redeemed by MabVax at a price per share equal to the greater of (i) 110% of the original purchase price per share, and (ii) the current price per share of any MabVax common stock issuable upon conversion. ~~These redemption rights and the protective provisions described under Risk Factors Related to the Merger on page 13 will be assumed by Telik upon the completion of the Merger and will attach to shares of Series A-1 preferred stock and Series A-2 preferred stock. You should carefully review the Series A-1 and Series A-2 Certificates which set forth the specific redemption rights we will assume upon the completion of the Merger.~~

9.	The section entitled “Backstop Financing” commencing on page 125 is supplemented with the following disclosure:

The amendment amended and restated the definition of common stock financing to permit MabVax to sell and issue shares of MabVax shares of common stock until the effective date of the merger and to provide for anti-dilution protection as described in the supplemental disclosure in Section 4 above.

10.	Annex H - Certificate of Designations, Preferences and Rights of Series A-1 Convertible Preferred Stock of Telik is amended in its entirety as follows:

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF SERIES A-1 CONVERTIBLE PREFERRED STOCK

OF MABVAX THERAPEUTICS HOLDINGS, INC.

MabVax Therapeutics Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation, as amended, of the Corporation, and pursuant to Sections 151 and 141 of the DGCL, the Board adopted resolutions (i) designating a series of the Corporation’s previously authorized preferred stock, par value $0.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of [            ]1 shares of Series A-1 Convertible Preferred Stock of the Corporation, as follows:

RESOLVED, that the Corporation is authorized to issue [            ] shares of Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”), par value $[        ] per share, which shall have the following powers, designations, preferences and other special rights:

1. Designation and Amount. The class of preferred stock hereby classified shall be designated the “Series A-1 Preferred Stock”. The initial number of authorized shares of the Series A-1 Preferred Stock shall be [            ], which shall not be subject to increase without the consent of the Required Holders voting together as a single class. Each share of the Series A Preferred Stock shall have a par value of $[        ].

2. Ranking. The Series A Preferred Stock shall rank prior and superior to all of the common stock, par value $[        ] per share, of the Corporation (“Common Stock”) and any other capital stock of the Corporation other than the shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), par value $[        ] per share, which shall rank pari passu with the Series A Preferred Stock, in each case, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The Series A-1 Preferred Stock shall rank pari passu with the other Series A Preferred Stock and the Series B Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The rights of the shares of Common Stock and other capital stock of the Corporation shall be subject to the preferences and relative rights of the Series A Preferred Stock and Series B Preferred Stock.

3. Dividend Provisions.

(a) From and after February 12, 2014 (the “Issuance Date”), the holders of Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (“Dividends”) per share of Series A Preferred Stock whether or not declared by the Board and whether or not there are funds legally available for the payment of Dividends, in arrears at a rate of eight percent (8.0%) per annum (the

[1]	Number to be determined immediately prior to the consummation of the Merger.

“Dividend Rate”) on the Stated Value (including, without limitation, all Capitalized Dividends (as defined below) on such share of Series A Preferred Stock) before any dividends shall be declared, set apart for or paid upon the Common Stock or any other stock ranking on liquidation junior to the Series A Preferred Stock (such stock being referred to hereinafter collectively as “Junior Stock”) in any year. Dividends on the shares of Series A Preferred Stock shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed. Dividends shall be payable (i) in cash when, as and if declared by the Board, in arrears for each Calendar Year on the first (1st) Business Day of each succeeding Calendar Year and upon a Liquidation Event ~~and a Triggering Event Redemption Date (as defined in Section 6(b)(i))~~ (any Dividends so paid in cash “Cash Dividends”); provided, however, that to the extent that any Dividends are not declared by the Board and paid in cash on any such date then the amount of such Dividends will be automatically and without any further action by the Board be added to the Stated Value of each Series A Preferred Stock as of such Dividend Date (as defined below) (the “Capitalized Dividends”), and (ii) to the extent not previously paid in cash pursuant to Section 3(a)(i), on each Conversion Date following the Issuance Date by inclusion in the applicable Conversion Amount (each such date, a “Dividend Date”). The Corporation shall deliver a written notice to each Holder of Series A Preferred Stock no later than ten (10) Business Days prior to the applicable Dividend Date either indicating that the Dividend is to be paid as Cash Dividends or confirming that the Dividend shall be a Capitalized Dividend. Dividends on the Series A Preferred Stock shall be cumulative and shall continue to accrue whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid in cash upon the Series A Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock.

(b) In addition to the dividends referred to in Section 3(a), from and after the Issuance Date, the Holders shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Series A Preferred Stock into Common Stock (without regard to any limitations on conversion, including, without limitation, the Maximum Percentage (as defined in Section 8(d)) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. Following the occurrence of a Liquidation Event and the payment in full to a Holder of its applicable liquidation preference as set forth in Section 4 below, such Holder shall cease to have any rights hereunder to participate in any future dividends or distributions made to the holders of Common Stock. The Corporation shall not declare or pay any dividends on any other shares of Junior Stock or any ~~Pari Passu~~ pari passu Stock (as defined in Section 7(c)(i)) unless the holders of Series A Preferred Stock then outstanding shall simultaneously receive a dividend on a pro rata basis as if the shares of Series A Preferred Stock had been converted into shares of Common Stock pursuant to Section 8 immediately prior to the record date for determining the stockholders eligible to receive such dividends.

(c) Notwithstanding the foregoing, to the extent that a Holder’s right to participate in any such dividend or distribution pursuant to this Section 3 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such dividend or distribution (and beneficial ownership) to such extent) and the portion of such dividend or distribution shall be held in abeyance for such Holder until such time or times as such Holder provides written notice to the Corporation that its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such rights (and any rights under this Section 3 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation.

4. Liquidation Preference.

(a) Preferential Payment to Holders of Series A Preferred Stock. Upon any Liquidation Event, the Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other preferred stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (such Preferred Stock being referred to hereinafter as “Senior Preferred Stock”) upon such Liquidation Event, but before any payment shall be made to the holders of Junior Stock, an amount in cash equal to a price per share equal to the sum of (i) the Stated Value and (ii) accrued and unpaid Dividends, if any. If upon any such Liquidation Event, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class of stock ranking on liquidation on a parity with the Series A Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

(b) Distribution of Remaining Assets. Upon a Liquidation Event, after the payment of all preferential amounts required to be paid to the Holders pursuant to Section 4(a), the Holders shall be entitled, on a pari passu basis with the holders of Junior Stock, to participate in the distribution of any remaining assets of the Corporation available for distribution to the holders of Junior Stock, pro rata based on the number of shares held by each Holder, treating for the purpose thereof all of the shares of Series A Preferred Stock as having been converted into Common Stock pursuant to Section 8 immediately prior to such Liquidation Event (without regard to any limitations on conversion, including without limitation, the Maximum Percentage).

(c) Maximum Percentage. Notwithstanding the foregoing, to the extent that a Holder’s right to participate in any liquidation pursuant to this Section 4 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such liquidation to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such liquidation (and beneficial ownership) to such extent) and the portion of such liquidation shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, at which time or times such Holder shall be granted such rights (and any rights under this Section 4 to be held similarly in abeyance) to the same extent as if there had been no such limitation.

5. Fundamental Transactions. The Corporation shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Corporation under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of Series A Preferred Stock in exchange for such Series A Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a stated value and dividends rate equal to the Stated Value and Dividend Rate of the Series A Preferred Stock held by such Holder and having similar conversion rights, ranking and security to the Series A Preferred Stock, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Corporation and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Corporation shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Corporation” under this Certificate of Designations (so that from and after the date of such Fundamental Transaction, each and every provision of this Certificate of Designations referring to the “Corporation” shall refer instead to each of the Corporation and the Successor Entity or Successor Entities, jointly and severally), and the Corporation and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Corporation prior thereto and shall assume all of the obligations of the Corporation prior thereto under this Certificate of Designations with the same effect as if the Corporation and such Successor Entity or Successor Entities, jointly and severally, had been named as the Corporation in this Certificate of Designations. Upon consummation of the Fundamental Transaction with a Successor Entity whose stock is publicly traded, such Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Series A Preferred Stock at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Series A Preferred Stock prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series A Preferred Stock, including without limitation, the Maximum Percentage), such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations, which the Holder would have been entitled to receive had such Holder converted the Series A Preferred Stock in full (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) immediately prior to such Fundamental Transaction (provided, however, to the extent that a Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Corporation shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, such Holder will thereafter have the right to receive at its option upon surrender of such Holder’s shares of Series A Preferred Stock upon the occurrence or consummation of the Corporate Event, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) such Holder is entitled to receive upon the conversion of such Holder’s shares of Series A Preferred Stock prior to such Corporate Event (but not in lieu of such items still issuable under Sections 3 and 10(a), which shall continue to be receivable on the Common Stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had such Holder’s shares of Series A Preferred Stock been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) (provided, however, to the extent that a Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Series A Preferred Stock.

6. Intentionally Omitted. ~~Redemption at Option of Holders.~~

(a) ~~Triggering Event. A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:~~

(i) ~~[the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for more than two (2) Trading Days~~

(ii) ~~(A) a Conversion Failure (as defined in Section 8(b)(iii)(A)) , or (B) the Corporation’s notice, written or oral, to any Holder, including by way of public announcement, or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Series A Preferred Stock into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations;~~

(iii) ~~at any time a Holder’s Authorized Share Allocation (as defined in Section 8(e)(i)) is less than the number of shares of Common Stock that such Holder would~~

~~be entitled to receive upon a conversion of the full Conversion Amount of the Series A Preferred Stock;~~

(iv) ~~the Corporation’s failure to pay to the Holder any amounts that at any time exceed $25,000 when and as due pursuant to this Certificate of Designations or any other Transaction Document, provided that such failure continues for a period of at least three (3) Business Days, provided, further, that the immediately preceding proviso shall not apply to the Corporation’s failure to pay any amounts due pursuant to this Certificate of Designations that are the payments of Dividends or the Stated Value of the shares of Series A Preferred Stock;~~

~~(v) any default under, redemption of or acceleration prior to maturity of any Indebtedness of the Corporation and/or any of its Subsidiaries in excess of $100,000 in the aggregate;~~

~~(vi) the Corporation or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;~~

~~(vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Corporation or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Corporation or any of its Subsidiaries or (C) orders the liquidation of the Corporation or any of its Subsidiaries;~~

~~(viii) a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Corporation or any of its and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above so long as the Corporation provides the Holders with a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Required Holders) to the effect that such judgment is covered by insurance or an indemnity and the Corporation will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;~~

~~(ix) the consummation of a Change of Control other than one in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes the Warrants and this Certificate of Designations pursuant to the provisions of Section 5 such that, inter alia, the Warrants shall be exercisable and the Series A Preferred Stock shall be convertible into publicly traded Common Stock of such Successor Entity;~~

(x) ~~the issuance of Common Stock or Common Stock Equivalents in violation of any provision of any Approved Stock Plan or any Transaction Document;~~

(xi) ~~the issuance of debt securities in violation of any provision of any of the Transaction Documents;~~

~~(xii) any deviation of twenty percent (20%) or more in the aggregate of the Approved Yearly Budget (as defined in Section 7(c)(xvi);~~

~~(xiii) any deviation of five percent (5.0%) or more with respect to (x) financial statement audit and review expenses and/or (y) investors’ relations expenses, in each case as included in the Approved Yearly Budget;~~

~~(xiv) the Existing Preferred Stock is not converted in full into Common Stock on or prior to the Effective Date; or~~

(xv) ~~the Corporation breaches any representation, warranty, covenant or other term or condition of any Transaction Document, provided that the breach of any covenant continues for a period of at least three (3) Business Days, provided, further, that the immediately preceding proviso shall not apply to the Corporation’s covenants to pay Dividends or the Stated Value of the shares of Series A Preferred Stock pursuant to this Certificate of Designations.]~~

(b) ~~Redemption Option Upon Triggering Event.~~

(i) ~~In addition to all other rights of the Holders contained herein, after the occurrence of a Triggering Event, each Holder shall have the right, at such Holder’s option to require the Corporation to redeem all or any portion of such Holder’s Series A Preferred Stock at a price per share in cash equal to the greater of (x) 110% of the sum of (A) the Stated Value and (B) accrued and unpaid Dividends, if any and (y) the product of (A) the Conversion Rate (as defined in Section 8(a)) in effect at such time as the applicable Notice of Triggering Event Redemption (as defined below) is deemed to be received by the Corporation in accordance with the provisions of Section 9(f) of the Securities Purchase Agreement and (B) the greatest Closing Sale Price of the Common Stock during the period beginning on the date immediately preceding such Triggering Event and ending on the date the applicable Notice of Triggering Event Redemption is deemed to be received by the Corporation in accordance with the provisions of Section 9(f) of the Securities Purchase Agreement (the “Triggering Event Redemption Price”). Within one (1) Business Day after the occurrence of a Triggering Event other than the Triggering Event described in Section 6(a)(ixvii), the Corporation shall deliver written notice thereof via facsimile and overnight courier (“Notice of Triggering Event”) to each Holder. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Corporation shall deliver written notice thereof via facsimile or electronic mail, and overnight courier to each Holder (a “Change of Control Notice”). At any time (A) after the earlier of (I) a Holder’s receipt of a Notice of Triggering Event and (II) a Holder becoming aware of a Triggering Event other than the Triggering Event described in Section 6(a)(ix) or (B) during the period beginning on the earlier to occur of (I) any oral or written agreement by the Corporation or any of its Subsidiaries, upon consummation of which the transaction contemplated thereby would reasonably be expected to result in a Change of Control, and (II) a Holder’s receipt of a Change of Control Notice and ending fifteen (15) Trading Days after the date of the consummation of such Change of Control, any Holder of Series A Preferred Stock then outstanding may require the Corporation to redeem up to all of such Holder’s Series A Preferred Stock by delivering written notice thereof via facsimile and overnight courier (“Notice of Triggering Event Redemption”) to the Corporation which Notice of Triggering Event Redemption shall indicate the number of shares of Series A Preferred Stock that such Holder is electing to redeem. Upon the Corporation’s receipt of a Notice of Triggering Event Redemption from any Holder, the Corporation shall within one (1) Business Day of such receipt notify each other Holder by facsimile of the Corporation’s receipt of such notice(s). The Corporation shall (A) with respect to a Triggering Event that is not the Triggering Event described in Section 6(a)(ix), deliver on the fifth (5th) Business Day after the Corporation’s receipt of a Notice of Triggering Event Redemption the applicable Triggering Event Redemption Price to such Holder that delivered a Notice of Triggering Event Redemption, provided that the Corporation shall deliver on the fifth (5th) Business Day after the Corporation’s receipt of the first Notice of Triggering Event Redemption the applicable Triggering Event Redemption Price to all Holders that deliver a Notice of Triggering Event Redemption prior to the fifth (5th) Business Day after the Corporation’s receipt of the first Notice of Triggering Event Redemption and (B) with respect to a Triggering Event described in Section 6(a)(ixvii), deliver the Triggering Redemption Price concurrently with the consummation of such~~

~~Change of Control to all Holders that deliver a Notice of Triggering Event Redemption prior to the consummation of such Change of Control and otherwise within five (5) Trading Days after the Corporation’s receipt of such notice (such date, the “Triggering Event Redemption Date”).~~

(ii) ~~Miscellaneous. To the extent redemptions required by this Section 6(b)(ii) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series A Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 6(b)(ii), until the Triggering Event Redemption Price (together with any interest thereon) is paid in full, the number of shares of Series A Preferred Stock submitted for redemption under this Section 6(b)(ii) may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of a Triggering Event described in Section 6(a)(ix), shares or equity interests of the Successor Entity substantially equivalent to the Corporation’s Common Stock pursuant to Section 8(a). The Holders and the Corporation agree that in the event of the Corporation’s redemption of any Series A Preferred Stock under this Section 6(b)(ii), each Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future dividend rates and the uncertainty of the availability of a suitable substitute investment opportunity for each such Holder. Accordingly, any redemption premium due under this Section 6(b)(ii) is intended by the parties to be, and shall be deemed, a reasonable estimate of each such Holder’s actual loss of its investment opportunity and not as a penalty. In the event that the Corporation does not pay the Triggering Event Redemption Price on the Triggering Event Redemption Date, then the Holder shall have the right to void the redemption pursuant to Section 6(b)(iii). If the Corporation is unable to redeem all of the Series A Preferred Stock submitted for redemption, the Corporation shall (i) redeem an amount from each Holder equal to such Holder’s pro rata amount of the Series A Preferred Stock outstanding multiplied by the total number of shares of Series A Preferred Stock to be redeemed from all Holders and (ii) in addition to any remedy such Holder may have under this Certificate of Designations and the Securities Purchase Agreement, pay to each Holder interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) in respect of each unredeemed share of Series A Preferred Stock until paid in full.~~

(iii) ~~Void Redemption. In the event that the Corporation does not pay a Triggering Event Redemption Price within the time period set forth in this Certificate of Designations, at any time thereafter and until the Corporation pays such unpaid applicable Triggering Event Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Corporation to promptly return to such Holder any or all of the Series A Preferred Stock that were submitted for redemption by such Holder and for which the applicable Triggering Event Redemption Price has not been paid, by sending written notice thereof to the Corporation via facsimile (the “Void Redemption Notice”). Upon the Corporation’s receipt of such Void Redemption Notice, (i) the applicable Notice of Triggering Event Redemption shall be null and void with respect to the Series A Preferred Stock subject to the Void Redemption Notice, (ii) the Corporation shall immediately return any Series A Preferred Stock subject to the Void Redemption Notice, and (iii) the Conversion Price of such returned Series A Preferred Stock shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Redemption Notice is delivered to the Corporation and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the applicable Notice of Triggering Event Redemption is delivered to the Corporation and ending on the date on which the Void Redemption Notice is delivered to the Corporation, as applicable, subject to further adjustment as provided in this Certificate of Designations.~~

(iv) ~~Disputes. In the event of a dispute as to the determination of the arithmetic calculation of the Triggering Event Redemption Price, such dispute shall be resolved pursuant to Section 8(f) with the term “Triggering Event Redemption Price” being substituted for the term “Conversion Rate”. A Holder’s delivery of a Void Redemption Notice and exercise of its rights following such notice shall not effect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 6(b) of less than all of the Series A Preferred Stock represented by a particular~~

~~Preferred Stock Certificate (as defined in Section 8(b)(i)), the Corporation shall promptly cause to be issued and delivered to the Holder of such Series A Preferred Stock a Preferred Stock Certificate representing the remaining shares of Series A Preferred Stock which have not been redeemed, if necessary.~~

(v) ~~Insufficient Assets. If upon a Triggering Event Redemption Date, the assets of the Corporation are insufficient to pay the Triggering Event Redemption Price for each share of Series A Preferred Stock to be redeemed, the Corporation shall (i) take all appropriate action reasonably within its means to maximize the assets available for paying the Triggering Event Redemption Price, (ii) redeem out of all such assets available therefor on the Triggering Event Redemption Date the maximum possible number of shares of Series A Preferred Stock that it can redeem on such date, pro rata among the Holders to be redeemed in proportion to the aggregate number of shares of Series A Preferred Stock then held by each such Holder on the Triggering Event Redemption Date and (iii) following the Triggering Event Redemption Date, at any time and from time to time when additional assets of the Corporation become available to redeem the remaining shares of Series A Preferred Stock, the Corporation shall use such assets, at the end of the then current fiscal quarter, to redeem the balance of such shares of Series A Preferred Stock, or such portion thereof for which assets are then available, on the basis set forth above at the Triggering Event Redemption Price, and such assets will not be used prior to the end of such fiscal quarter for any other purpose. Dividends on shares of Series A Preferred Stock that have not been redeemed shall continue to accrue until such time as the Corporation redeems such shares of Series A Preferred Stock. The Corporation shall pay to each Holder the Triggering Event Redemption Price for each share of Series A Preferred Stock without regard to the legal availability of funds unless expressly prohibited by applicable law or unless the payment of such Triggering Event Redemption Price could reasonably be expected to result in personal liability to the directors of the Corporation (it being understood that the Corporation shall not claim as a defense to the obligation to redeem that it does not have “funds legally available” as argued in SV Investment Partners, LLC v. Though/Works, Inc. 7 A.3d 973 (Del. Ch. 2010)).~~

7. Voting Rights.

(a) General. Each issued and outstanding share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock is convertible (as adjusted from time to time pursuant to Section 9 hereof), at each meeting of stockholders of the Corporation (or pursuant to any action by written consent) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Sections 7(b) and 7(c) below or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

(b) Election of Directors. On the Effective Date, pursuant to the terms of the Merger Agreement, [            ] (the “Primary Series A Director”) and [            ]2 (the “Secondary Series A Director” and collectively, the “Series A Directors”) have been elected to the board of directors of the Corporation. Each of the Series A Directors shall serve for a term of not less than three (3) years from the Effective Date and until his successor is elected and qualified and may not be removed from the board of directors, except that a Series A Director may be removed by the majority of the board of directors for Cause.

(c) Series A Preferred Stock Protective Provisions. In addition to any other rights provided by law, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Required Holders voting together as a single class:

(i) create, or authorize the creation of, or issue or obligate itself to

[2]	The Series A Directors to be designated by the Required Holders of the Series C-1 Preferred Stock of MabVax Therapeutics, Inc. prior to the consummation of the Merger (as defined in the Merger Agreement).

issue additional or other capital stock or securities exchangeable for or convertible or exercisable into capital stock whether such capital stock is Senior Preferred Stock or pari-passu (such stock referred to hereinafter as “Pari Passu Stock”) in rank to the Series A Preferred Stock in respect of the preferences as to distributions, the payment of dividends and payments upon a Liquidation Event;

(ii) (A) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends, anti-dilution protections, or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference or privilege, or (B) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends, anti-dilution protections, or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege;

(iii) increase or decrease the authorized number of shares of Common Stock or Series A Preferred Stock or any additional class or series of capital stock;

(iv) prior to the one (1) year anniversary of the Effective Date, create, or authorize the creation of, or issue, or obligate itself to issue any debt security, whether or not such debt security is exchangeable for or convertible or exercisable into Common Stock, or permit any Subsidiary to take any such action;

(v) after the one (1) year anniversary of the Effective Date, create, or authorize the creation of, or issue or obligate itself to issue any debt security, whether or not such debt security is exchangeable for or convertible or exercisable into Common Stock, in excess of $1,500,000, or permit any Subsidiary to take any such action;

(vi) authorize or effect the payment of any dividends or distributions on any capital stock of the Corporation or any Subsidiary or the redemption or repurchase of any capital stock of the Corporation or any Subsidiary or rights to acquire capital stock of the Corporation or any Subsidiary (other than (A) the repurchase of stock from employees of the Corporation or its Subsidiaries pursuant to repurchase rights upon termination of employment of such employees at purchase prices initially paid by such employees for such shares, or (B) the payment of any dividends or distributions on any share of Series A Preferred Stock pursuant to its terms ~~or the redemption or repurchase of any share of Series A Preferred Stock pursuant to its terms~~);

(vii) authorize or effect (a) any sale, lease, transfer or other disposition of all or substantially all the assets of the Corporation or any Subsidiary; (b) any Fundamental Transaction, or (c) a Liquidation Event, or consent to any of the foregoing;

(viii) amend or repeal any provision of the Corporation’s Certificate of Incorporation or By-Laws so as to affect adversely the Series A Preferred Stock (including, without limitation, any amendment of the Corporation’s Certificate of Incorporation entitling the Corporation to make a payment with respect to the Series A Preferred Stock other than in cash or in securities that trade on an Eligible Market shall be deemed so to affect adversely the Series A Preferred Stock);

(ix) amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, (including, without limitation, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on a parity with the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed so to affect adversely the Series A Preferred Stock);

(x) take any other action, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, or agree to take any such action, that avoids or seeks to avoid the observance or performance of any of the terms of this Certificate of Designations;

(xi) effect any change in the principal business of the Corporation, enter into any new lines of business, exit the current line of business or any material modification of current or future business plans or liquidate, dissolve or wind-up the business and affairs of the Corporation, or consent to any of the foregoing;

(xii) enter into any agreement or contract that specifically by its terms restricts the Corporation’s ability to pay dividends on, or redeem securities of the Corporation; or

(xiii) agree to do any of the above items.

(d) Actions Requiring Vote of a Series A Director. For so long as the Primary Series A Director remains a director of the Corporation, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Primary Series A Director; provided that if the Primary Series A Director no longer serves as a director of the Corporation, for so long as the Secondary Series A Director remains a director of the Corporation, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Secondary Series A Director:

(i) enter into any transaction, other than employment agreements on a basis consistent with past practice, with any officer, director or beneficial owner of five percent (5%) or more of the Common Stock or any Affiliate of any of the foregoing;

(ii) sell or otherwise dispose of assets with a fair value in excess of $1,000,000;

(iii) hire or fire of any executive officer or employee serving a similar function, including without limitation, the chief executive officer, president, chief operating officer, chief financial officer, chief investment officer, chief strategy officer, and chief information officer, or any employee with annual compensation (including any bonus payments) in excess of $100,000;

(iv) approve a yearly budget covering any operations prior to the one (1) year anniversary of the Effective Date (the “Approved Yearly Budget”);

(v) pledge or otherwise allow the encumbrance of any material assets of the Corporation, in a single or series of transactions, other than in the normal course of business or as may be related to acquisition of Indebtedness with respect to such asset;

(vi) adopt or make any material modification to, any employee stock option plan, stock bonus plan, stock purchase plan or other management equity plan or issue shares of Common Stock or Common Stock Equivalents in violation of any Approved Stock Plan;

(vii) license or transfer any intellectual property, technology or other assets of the Corporation on any basis that materially restricts the Corporation’s use or licensing of such intellectual property, technology or other assets. It being understood that any exclusive license is a material restriction under this provision;

(viii) loan or advance to, or acquire of any stock or other securities of, any Subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Corporation;

(ix) loan or advance to any Person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board;

(x) guarantee any Indebtedness except for trade accounts of the Corporation or any Subsidiary arising in the ordinary course of business;

(xi) invest other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $1,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two (2) years;

(xii) incur aggregate Indebtedness in excess of $500,000 that is not included in the Approved Yearly Budget, other than trade credit incurred in the ordinary course of business;

(xiii) sale, transfer, license, pledge or encumber technology or intellectual property, other than non-exclusive licenses granted in the ordinary course of business;

(xiv) create any liquidation preferences for equity securities greater than their purchase price, or any anti-dilution protection more favorable than that granted to the Series A Preferred Stock herein;

(xv) enter into any real estate lease or acquisition;

(xvi) create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(xvii) enter into any partnership, alliance, joint venture or other material agreement or arrangement, including any agreement with an exclusivity covenant, a non-competition agreement or other restrictive covenant with respect to the Corporation’s business;

(xviii) increase or decrease the authorized number of directors constituting the Board or any committee of the Board;

(xix) until the earlier to occur of (x) the consummation by the Corporation of one or more Subsequent Placements yielding net proceeds to the Corporation of at least $10,000,000 from Persons that are not affiliated with the initial Holders signatory to the Securities Purchase Agreement and (y) the one (1) year anniversary of the Effective Date, any increase to the aggregate annual compensation paid by the Corporation to the Corporation’s officers and directors for services rendered to the Corporation;

(xx) until the earlier to occur of (x) the consummation by the Corporation of one or more Subsequent Placements yielding net proceeds to the Corporation of at least $10,000,000 from Persons that are not affiliated with the initial Holders signatory to the Securities Purchase Agreement and (y) the one (1) year anniversary of the Effective Date, increase the aggregate annual compensation paid by the Corporation to the Corporation’s employees that are not officers or directors of the Corporation for services rendered to the Corporation that is inconsistent with past practice or that exceeds 10% of the aggregate compensation paid to such Persons in the immediately preceding calendar year;

(xxi) effect any stock split, reverse stock split, stock dividend or other similar transaction with respect to the Series A Preferred Stock; or

(xxii) agree to do any of the above items.

8. Conversion.

(a) Optional Conversion. Each share of Series A Preferred Stock may be converted into shares of Common Stock at any time or times, at the option of any Holder as provided in this Section 8. The number of shares of Common Stock issuable upon conversion of each Series A Preferred Stock pursuant to this Section 8 shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount

Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Series A Preferred Stock, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The applicable Conversion Rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

(b) Mechanics of Conversion. The conversion of Series A Preferred Stock shall be conducted in the following manner:

(i) Holder’s Delivery Requirements. To convert Series A Preferred Stock into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Series A Preferred Stock subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Corporation and if the Corporation has appointed a registered transfer agent, the Corporations registered transfer agent (the “Transfer Agent”) (if the Corporation does not have a registered transfer agent, references hereto to the “Transfer Agent” shall be deemed to be references to the Corporation) and (B) if required by Section 8(b)(iv), surrender to a common carrier for delivery to the Corporation as soon as practicable following such date the original certificates representing the Series A Preferred Stock being converted (or compliance with the procedures set forth in Section 13) (the “Preferred Stock Certificates”).

(ii) Corporation’s Response. Upon receipt by the Corporation of a copy of a Conversion Notice, the Corporation shall (A) as soon as practicable, but in any event within two (2) Trading Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, if applicable, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the third (3rd) Trading Day following the date of receipt by the Corporation of such Conversion Notice (the “Share Delivery Date”), (1) provided the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of shares of Series A Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 8(b)(iv), is greater than the number of shares of Series A Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than five (5) Business Days after receipt of the Preferred Stock Certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of shares of Series A Preferred Stock not converted.

(iii) Corporation’s Failure to Timely Convert.

(A) Cash Damages. If within three (3) Trading Days after the Corporation’s receipt of the facsimile copy of a Conversion Notice the Corporation shall fail to credit a Holder’s balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Series A Preferred Stock (a “Conversion Failure”), then in addition to all other available remedies which such holder may pursue hereunder and under the other Transaction Documents, including any indemnification provisions therein, the Corporation shall pay additional damages to such Holder for each day after the Share Delivery Date that such conversion is not timely effected in an amount equal to one and one half percent (1.5%) of the product of (I) the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which such Holder is entitled as set forth in the applicable Conversion Notice and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date. If the Corporation fails to pay the additional damages set forth in this Section 8(b)(iii)(A) within five (5) Trading Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Corporation continues to fail to make such payments, to require the Corporation, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice. In addition to the foregoing, if on the Share Delivery Date, the Corporation shall fail to issue and deliver a certificate to a Holder or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Series A Preferred Stock, as applicable, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Corporation (a “Buy-In”), then the Corporation shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Corporation’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series A Preferred Stock as required pursuant to the terms hereof.

(B) Void Conversion Notice; Adjustment of Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the tenth (10th) Trading Day after the Share Delivery Date with respect to a conversion of Series A Preferred Stock, then the Holder, upon written notice to the Corporation, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any shares of Series A Preferred Stock that have not been converted pursuant to such Holder’s Conversion Notice; provided that the voiding of a Holder’s Conversion Notice shall not effect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 8(b)(iii)(A) or otherwise. Thereafter, the Conversion Price of any Series A Preferred Stock returned or retained by the Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice and (II) the lowest Weighted Average Price of the

Common Stock during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designations.

(iv) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Series A Preferred Stock in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Series A Preferred Stock to the Corporation unless (A) the full or remaining number of shares of Series A Preferred Stock represented by the certificate are being converted, in which case the Holder shall deliver such stock certificate to the Corporation as soon as practicable following such conversion or (B) a Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series A Preferred Stock upon physical surrender of any Series A Preferred Stock. The Holder and the Corporation shall maintain records showing the number of shares of Series A Preferred Stock so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Corporation, so as not to require physical surrender of the certificate representing the Series A Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation establishing the number of shares of Series A Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Series A Preferred Stock represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Series A Preferred Stock unless such Holder first physically surrenders the certificate representing the Series A Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of shares of Series A Preferred Stock represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series A Preferred Stock, the number of shares of Series A Preferred Stock represented by such certificate may be less than the number of shares of Series A Preferred Stock stated on the face thereof. Each certificate for Series A Preferred Stock shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 8(b)(iv) THEREOF. THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 8(b)(iv) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(c) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock (an “Automatic Conversion”), based on the then-effective applicable Conversion Price at any time upon the affirmative election of the Required Holders. Upon such Automatic Conversion, any declared, accrued and unpaid dividends shall be paid in accordance with the provisions of Section 8(b)(ii). Upon affirmative election of the Required Holders, all of the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its Transfer Agent. Upon the occurrence of such Automatic Conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any Transfer Agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such Automatic Conversion occurred, and any declared, accrued and unpaid dividends shall be paid in accordance with the provisions of Section 8(b)(ii).

(d) Beneficial Ownership Limitation on Conversions. The Corporation shall not effect the conversion of any portion of Series A Preferred Stock, and no Holder shall not have the right to convert any portion of Series A Preferred Stock, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by a Holder and its other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all of its other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentences is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted shares of Series A Preferred Stock beneficially owned by such Holder or any of its other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Warrants beneficially owned by such Holder or any of its other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 8(d). For purposes of this Section 8(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of Series A Preferred Stock without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of any Holder, the Corporation shall within two (2) Business Days confirm in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by such Holder and any of its other Attribution Party since the date as of which such number of outstanding shares of Common Stock was reported. Upon delivery of a written notice to the Corporation, any Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 4.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation and (ii) any such increase or decrease will apply only to such Holder and its other Attribution Parties and not to any other holder of Series A Preferred Stock that is not an Attribution Party. For purposes of clarity, the shares of Common Stock underlying the Series A Preferred Stock in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8(d) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 8(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(e) Reservation of Shares.

(i) The Corporation shall have sufficient authorized and unissued shares of Common Stock for each Series A Preferred Stock equal to 130% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to each such Series A Preferred Stock as of the Issuance Date. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized and unissued shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Series A Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of shares of Series A Preferred Stock held by each Holder at the time of issuance of the Series A Preferred Stock or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Series A Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series A Preferred Stock (other than pursuant to a transfer of Series A Preferred Stock in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Series A Preferred Stock, pro rata based on the number of shares of Series A Preferred Stock then held by such Holders. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

(ii) If at any time while any of the Series A Preferred Stock remain outstanding the Corporation does not have a sufficient number of duly authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series A Preferred Stock at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Corporation shall immediately take all action necessary to increase the Corporation’s authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Series A Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause the Board to recommend to the stockholders that they approve such proposal.

(f) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the Conversion Rate, the Corporation shall issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of such Holder’s Conversion Notice or other date of determination. If such Holder and the Corporation are unable to agree upon the determination of the arithmetic calculation of the Conversion Rate within four (4) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Corporation shall within two (2) Business Days submit via facsimile the disputed arithmetic calculation of the Conversion Rate to any “big four” international accounting firm. The Corporation shall cause, at the Corporation’s expense, the accountant to perform the determinations or calculations and notify the Corporation and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent error.

(g) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(h) Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued but unpaid dividends thereon (whether or not declared). Subject to Section 8(b)(iii)(B), any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

(i) Transfer Taxes. The issuance of certificates for shares of the Common

Stock on conversion of this Series A Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

9. Anti-Dilution Provisions. The Conversion Price shall be subject to adjustment from time to time in accordance with this Section 9.

(a) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. If and whenever on or after the Merger Date, the Corporation issues or sells, or in accordance with this Section 9(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation but excluding shares of Common Stock deemed to have been issued or sold by the Corporation in connection with any Excluded Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 9(a), the following shall be applicable:

(i) Issuance of Options. If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 9(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Corporation with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 9(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Corporation with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such

Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 9(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 9(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Merger Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 9(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Corporation less any consideration paid or payable by the Corporation pursuant to the terms of such other securities of the Corporation, less (II) the Option Value of such Options. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Corporation therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Corporation will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation will be the Closing Sale Price of such publicly traded securities on the date of receipt of such securities. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

(v) Record Date. If the Corporation takes a record of the holders of shares of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (II) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Corporation at any time after the Merger Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the

Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time after the Merger Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares and the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 9 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, other than the issuance of Excluded Securities), then the Board will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred Stock; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 9.

(d) Voluntary Adjustment By Corporation. The Corporation may at any time reduce the then current Conversion Price to any amount and for any period of time deemed appropriate and approved by the Board in accordance with Delaware law.

10. Other Rights of Holders.

(a) Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred Stock) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that a Holder’s right to participate in any such Purchase Right would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Notices.

(i) Immediately upon any adjustment of the Conversion Rate and Conversion Price pursuant to Section 9 hereof, the Corporation will give written notice thereof sent by mail, first class, postage prepaid to each Holder at its address appearing on the stock register, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 8(f).

(ii) The Corporation will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event.

(iii) The Corporation will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place.

11. Taxes.

(a) Any and all payments made by the Corporation hereunder, including any amounts received on a conversion or redemption of the Series A Preferred Stock and any amounts on account of Cash Dividends or Capitalized Dividends, must be made by it without any a deduction or withholding for or on account of any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest) (a “Tax Withholding”), unless a Tax Withholding is required by law. If the Corporation is aware that it must make a Tax Withholding (or that there is a change in the rate or the basis of a Tax Withholding), it must notify the affected Holders promptly.

(b) If a Tax Withholding is required by law to be made by the Corporation, the amount of the payment due from the Corporation will be increased to (or if no payment by the Corporation would otherwise be made (e.g., in the case of Capitalized Dividends), the Corporation will make a payments in) an amount which (after making the Tax Withholding, including a Tax Withholding applicable to additional sums payable pursuant to this Section 11) leaves an amount equal to the payment which would have been due if no Tax Withholding had been required. If the Corporation is required to make a Tax Withholding, it must make the minimum Tax Withholding allowed by law and must make any payment required in connection with that Tax Withholding within the time allowed by law. The Corporation hereby agrees to indemnify each Holder from and against any Taxes required to be withheld from any payments made hereunder, regardless of whether such Taxes were withheld. For the avoidance of doubt, the Corporation and the Holder intend that, in the event that actual or constructive dividends arising under this Certificate of Designations are or become subject to U.S. Federal withholding tax on a gross basis, the Corporation will pay to the Holder the gross-up or indemnity amounts provided for in this Section 11. As soon as practicable after making a Tax Withholding or a payment required in connection with a Tax Withholding, the Corporation must deliver to the Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Withholding was paid.

(c) In addition, the Corporation agrees to pay in accordance with applicable law, and to indemnify and hold each Holder harmless from and against, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder (but excluding any income, capital gains or similar taxes) or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, the Series A Preferred Stock (“Other Taxes”). As soon as practicable after making a payment of Other Taxes, the Corporation must deliver to such Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Other Taxes were paid.

(d) The obligations of the Corporation under this Section 11 shall survive the payment for the Series A Preferred Stock and all other amounts payable hereunder.

12. Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 8 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

13. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series A Preferred Stock Certificates representing the Series A Preferred Stock, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder thereof to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of the Series A Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock into Common Stock.

14. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder of Series A Preferred Stock’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of

Designations. The Corporation covenants to each holder of Series A Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder of Series A Preferred Stock thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15. Notice. Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with such contact information provided by each Holder to the Corporation and set forth in the register for the Series A Preferred Stock maintained by the Corporation as set forth in Section 18.

16. Failure or Indulgence Not Waiver. No failure or delay on the part of any holder of Series A Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

17. Transfer of Series A Preferred Stock. A Holder may assign some or all of the Series A Preferred Stock and the accompanying rights hereunder held by such Holder without the consent of the Corporation; provided that such assignment is in compliance with applicable securities laws.

18. Series A Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series A Preferred Stock, in which the Corporation shall record the name and address of the Persons in whose name the Series A Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation may treat the Person in whose name any Series A Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

19. Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the DGCL, this Certificate of Designations or otherwise with respect to the issuance of the Series A Preferred Stock or the Common Stock issuable upon conversion thereof may be effected by written consent of the Corporation’s stockholders or at a duly called meeting of the Corporation’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

20. General Provisions; Amendment and Waivers. In addition to the above provisions with respect to Series A-1 Preferred Stock, such Series A-1 Preferred Stock shall be subject to and be entitled to the benefit of the provisions set forth in the Certificate of Incorporation of the Corporation with respect to preferred stock of the Corporation generally; provided, however, that in the event of any conflict between such provisions, the provisions set forth in this Certificate of Designation shall control. Unless otherwise required by law, any and all provisions of this Certificate of Designations may be amended or waived by an instrument in writing signed by the Corporation and the Required Holders and any amendment or waiver to this Certificate of Incorporation made in conformity with the provisions of this Section 20 shall be binding on all Holders. No such amendment or waiver shall be effective to the extent that it applies to less than all of the Holders.

21. Disclosure. Upon receipt or delivery by the Corporation of any notice in accordance with the terms of this Certificate of Designations, unless the Corporation has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or any of its Subsidiaries, the Corporation shall within two (2) Business Days after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Corporation believes that a notice contains material, nonpublic information relating to the Corporation or its Subsidiaries, the Corporation so shall indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or its Subsidiaries.

22. Certain Definitions. For purposes of this Certificate of Designations, the following definitions shall apply:

(a) “Affiliate” has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

(b) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board, pursuant to which the Corporation’s securities may be issued to any employee, advisor, officer or director for services provided to the Corporation.

(c) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Corporation’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(d) “Bloomberg” means Bloomberg Financial Markets.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) “Calendar Year” means each of: the period beginning on and including January 1 and ending on and including December 31.

(g) “Cause” means a Series A Director is convicted of a felony by a court of competent jurisdiction, a Series A Director has been found to have engaged in fraud or willful misconduct in connection with the performance of his duties as board member or he is convicted of or signs a consent decree acknowledging any scienter-based securities law violation.

(h) Intentionally Omitted. ~~“Change of Control” means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Corporation’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation.~~

(i) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by

Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 8(f). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(j) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(k) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(l) “Conversion Amount” means the sum of (A) the Stated Value and (B) accrued and unpaid Dividends, if any.

(m) “Conversion Price” means $[        ]3, subject to adjustment as provided herein.

(n) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(o) “Effective Date” means the date on which this Certificate of Designations becomes effective.

(p) “Eligible Market” means The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon exercise of the Warrants; provided, that the terms of the Warrants are not amended, modified or changed on or after the Merger Date, (iii) upon conversion of the Series A Preferred Stock; provided, that the terms of the Series A Preferred Stock are not amended, modified or changed on or after the Merger Date; (iv) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Merger Date, provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Merger Date.

(s) “Fundamental Transaction” means (i) that the Corporation shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another Subject Entity, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (c) make, or allow one or more Subject Entities to make, or allow the Corporation to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the outstanding shares of Common Stock,

[3]	Insert 0.8383584 divided by the Common Stock Exchange Ratio calculated pursuant to the Merger Agreement.

(2) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 50% of the outstanding shares of Common Stock, (2) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (e) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Corporation shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Corporation sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Corporation to surrender their shares of Common Stock without approval of the stockholders of the Corporation or (iii) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(t) “GAAP” means United States generally accepted accounting principles, consistently applied.

(u) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(v) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(w) “Lead Investor” means Hudson Bay IP Opportunities Master Fund LP.

(x) “Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries taken as a whole, in a single transaction or series of transactions, or adoption of any plan for the same.

(y) “MabVax” means the Corporation’s wholly owned subsidiary, MabVax Therapeutics, Inc., a Delaware corporation.

(z) “Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

(aa) “Options” means any rights, warrants or options to subscribe for or purchase (i) shares of Common Stock or (ii) Convertible Securities.

(bb) “Merger Agreement” means that certain Agreement and Plan of Merger dated as of May 6, 2014 by and among MabVax, Tacoma Acquisition Corp., a Delaware Corporation and the Company.

(cc) “Merger Date” means the date on which the transactions contemplated by the Merger Agreement have been consummated.

(dd) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or Parent Entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(ee) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(ff) “Principal Market” means the Eligible Market that is the principal securities exchange market for the Common Stock.

(gg) “Required Holders” means the holders of a majority of the outstanding shares of Series A Preferred Stock and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates is a Holder.

(hh) “Securities Purchase Agreement” means that certain securities purchase agreement by and among MabVax and the initial Holders, dated as of the Subscription Date, as assumed by the Corporation, and as such agreement further may be amended from time to time as provided in such agreement.

(ii) “Series A Preferred Stock” means, collectively, the Series A-1 Convertible Preferred Stock of the Corporation and any other class of preferred stock with substantial similar terms to the terms set forth in this Certificate of Designations issued by the Corporation after the date hereof that will be designated by the Lead Investor as Series A Convertible Preferred Stock for the purpose of this definition as used in this Certificate of Designations and any of the other Transaction Documents.

(jj) “Stated Value” means per share of Series A-1 Preferred Stock the sum of (i) $0.8383584 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series A Preferred Stock after the Merger Date and (ii) any Capitalized Dividends with respect to such share of Series A-1 Preferred Stock.

(kk) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(ll) “Subscription Date” means February 12, 2014.

(mm) “Subsequent Placement” means any direct or indirect, offer, sale, grant any option to purchase, or other disposition of any of its debt, equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security whether or not such security is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents, provided, however, that Subsequent Placement shall exclude any Subsequent Capital Raise (as defined in the Securities Purchase Agreement).

(nn) “Subsidiary” means, with respect to the Corporation, any entity in which the Corporation, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

(oo) “Successor Entity” means one or more Person or Persons (or, if so elected by the Required Holders, the Corporation or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Corporation or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(pp) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(qq) “Transaction Documents” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(rr) “Warrants” shall mean the Warrants issued by the Company pursuant to the Merger Agreement.

(ss) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at

9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 8(f) with the term “Weighted Average Price” being substituted for the term “Conversion Rate.” All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on the [            ] day of [    ], 2014, and affirms the statements contained therein as true under the penalties of perjury.

MABVAX THERAPEUTICS HOLDINGS, INC.

By:
J. David Hansen
Its: President and CEO

EXHIBIT I

MABVAX THERAPEUTICS HOLDINGS, INC.

Reference is made to the Certificate of Designations, Preferences and Rights of Series A-1 Convertible Preferred Stock of MabVax Therapeutics Holdings, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A-1 Convertible Preferred Stock, par value $[        ] per share (the “Series A Preferred Stock”), of MabVax Therapeutics Holdings, Inc., a Delaware corporation (the “Corporation”), indicated below into shares of Common Stock, par value $[        ] per share (the “Common Stock”), of the Corporation, as of the date specified below.

•	Date of Conversion:

•	Number of shares of Series A-1 Preferred Stock to be converted:

•	Stock certificate no(s). of Series A-1 Preferred Stock to be converted:

•	Tax ID Number (If applicable):

Please confirm the following information:

•	Conversion Price:

•	Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Series A-1 Preferred Stock are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Authorization:

By:
Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

ACKNOWLEDGMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs [NAME OF TRANSFER AGENT] to issue the above indicated number of shares of Common Stock.

MABVAX THERAPEUTICS HOLDINGS, INC.

By:

Name:
Title:

11.	Annex I- Certificate of Designations, Preferences and Rights of Series A-2 Convertible Preferred Stock of Telik is amended in its entirety as follows:

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF SERIES A-2 CONVERTIBLE PREFERRED STOCK

OF MABVAX THERAPEUTICS HOLDINGS, INC.

MabVax Therapeutics Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation, as amended, of the Corporation, and pursuant to Sections 151 and 141 of the DGCL, the Board adopted resolutions (i) designating a series of the Corporation’s previously authorized preferred stock, par value $0.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of [            ]1 shares of Series A-2 Convertible Preferred Stock of the Corporation, as follows:

RESOLVED, that the Corporation is authorized to issue [            ] shares of Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred Stock”), par value $[        ] per share, which shall have the following powers, designations, preferences and other special rights:

1. Designation and Amount. The class of preferred stock hereby classified shall be designated the “Series A-2 Preferred Stock”. The initial number of authorized shares of the Series A-2 Preferred Stock shall be [            ], which shall not be subject to increase without the consent of the Required Holders voting together as a single class. Each share of the Series A Preferred Stock shall have a par value of $[        ].

2. Ranking. The Series A Preferred Stock shall rank prior and superior to all of the common stock, par value $[            ] per share, of the Corporation (“Common Stock”) and any other capital stock of

[1]	Number to be determined immediately prior to the consummation of the Merger.

the Corporation other than the shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), par value $[        ] per share, which shall rank pari passu with the Series A Preferred Stock, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The Series A-2 Preferred Stock shall rank pari passu with the other Series A Preferred Stock and the Series B Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The rights of the shares of Common Stock and other capital stock of the Corporation shall be subject to the preferences and relative rights of the Series A Preferred Stock and Series B Preferred Stock.

3. Dividend Provisions.

(a) From and after February 12, 2014 (the “Issuance Date”), the holders of Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (“Dividends”) per share of Series A Preferred Stock whether or not declared by the Board and whether or not there are funds legally available for the payment of Dividends, in arrears at a rate of eight percent (8.0%) per annum (the “Dividend Rate”) on the Stated Value (including, without limitation, all Capitalized Dividends (as defined below) on such share of Series A Preferred Stock) before any dividends shall be declared, set apart for or paid upon the Common Stock or any other stock ranking on liquidation junior to the Series A Preferred Stock (such stock being referred to hereinafter collectively as “Junior Stock”) in any year. Dividends on the shares of Series A Preferred Stock shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed. Dividends shall be payable (i) in cash when, as and if declared by the Board, in arrears for each Calendar Year on the first (1st) Business Day of each succeeding Calendar Year and upon a Liquidation Event ~~and a Triggering Event Redemption Date (as defined in Section 6(b)(i))~~ (any Dividends so paid in cash “Cash Dividends”); provided, however, that to the extent that any Dividends are not declared by the Board and paid in cash on any such date then the amount of such Dividends will be automatically and without any further action by the Board be added to the Stated Value of each Series A Preferred Stock as of such Dividend Date (as defined below) (the “Capitalized Dividends”), and (ii) to the extent not previously paid in cash pursuant to Section 3(a)(i), on each Conversion Date following the Issuance Date by inclusion in the applicable Conversion Amount (each such date, a “Dividend Date”). The Corporation shall deliver a written notice to each Holder of Series A Preferred Stock no later than ten (10) Business Days prior to the applicable Dividend Date either indicating that the Dividend is to be paid as Cash Dividends or confirming that the Dividend shall be a Capitalized Dividend. Dividends on the Series A Preferred Stock shall be cumulative and shall continue to accrue whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid in cash upon the Series A Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock.

(b) In addition to the dividends referred to in Section 3(a), from and after the Issuance Date, the Holders shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Series A Preferred Stock into Common Stock (without regard to any limitations on conversion, including, without limitation, the Maximum Percentage (as defined in Section 8(d)) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. Following the occurrence of a Liquidation Event and the payment in full to a Holder of its applicable liquidation preference as set forth in Section 4 below, such Holder shall cease to have any rights hereunder to participate in any future dividends or distributions made to the holders of Common Stock. The Corporation shall not declare or pay any dividends on any other shares of Junior Stock or any Pari Passu Stock (as defined in Section 7(c)(i)) unless the holders of Series A Preferred Stock then outstanding shall simultaneously receive a dividend on a pro rata basis as if the shares of Series A Preferred Stock had been converted into shares of Common Stock pursuant to Section 8 immediately prior to the record date for determining the stockholders eligible to receive such dividends.

(c) Notwithstanding the foregoing, to the extent that a Holder’s right to participate in any such dividend or distribution pursuant to this Section 3 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such dividend or distribution (and beneficial ownership) to such extent) and the portion of such dividend or distribution shall be held in abeyance for such Holder until such time or times as such Holder provides written notice to the Corporation that its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such rights (and any rights under this Section 3 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation.

4. Liquidation Preference.

(a) Preferential Payment to Holders of Series A Preferred Stock. Upon any Liquidation Event, the Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other preferred stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (such Preferred Stock being referred to hereinafter as “Senior Preferred Stock”) upon such Liquidation Event, but before any payment shall be made to the holders of Junior Stock, an amount in cash equal to a price per share equal to the sum of (i) the Stated Value and (ii) accrued and unpaid Dividends, if any. If upon any such Liquidation Event, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class of stock ranking on liquidation on a parity with the Series A Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

(b) Distribution of Remaining Assets. Upon a Liquidation Event, after the payment of all preferential amounts required to be paid to the Holders pursuant to Section 4(a), the Holders shall be entitled, on a pari passu basis with the holders of Junior Stock, to participate in the distribution of any remaining assets of the Corporation available for distribution to the holders of Junior Stock, pro rata based on the number of shares held by each Holder, treating for the purpose thereof all of the shares of Series A Preferred Stock as having been converted into Common Stock pursuant to Section 8 immediately prior to such Liquidation Event (without regard to any limitations on conversion, including without limitation, the Maximum Percentage).

(c)Maximum Percentage. Notwithstanding the foregoing, to the extent that a Holder’s right to participate in any liquidation pursuant to this Section 4 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such liquidation to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such liquidation (and beneficial ownership) to such extent) and the portion of such liquidation shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, at which time or times such Holder shall be granted such rights (and any rights under this Section 4 to be held similarly in abeyance) to the same extent as if there had been no such limitation.

5. Fundamental Transactions. The Corporation shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Corporation under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of Series A Preferred Stock in exchange for such Series A Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a stated value and dividends rate equal to the Stated Value and Dividend Rate of the Series A Preferred Stock held by such Holder and having similar conversion rights, ranking and security to the Series A Preferred Stock, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Corporation and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Corporation shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Corporation” under this Certificate of Designations (so that from and after the date of such Fundamental Transaction, each and every provision of this Certificate of Designations referring to the “Corporation” shall refer instead to each of the Corporation and the Successor Entity or Successor Entities, jointly and severally), and the Corporation and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Corporation prior thereto and shall assume all of the obligations of the Corporation prior thereto under this Certificate of Designations with the same effect as if the Corporation and such Successor Entity or Successor Entities, jointly and severally, had been named as the Corporation in this Certificate of Designations. Upon consummation of the Fundamental Transaction with a Successor Entity whose stock is publicly traded, such Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Series A Preferred Stock at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Series A Preferred Stock prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series A Preferred Stock, including without limitation, the Maximum Percentage), such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations, which the Holder would have been entitled to receive had such Holder converted the Series A Preferred Stock in full (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) immediately prior to such Fundamental Transaction (provided, however, to the extent that a Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Corporation shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, such Holder will thereafter have the right to receive at its option upon surrender of such Holder’s shares of Series A Preferred Stock upon the occurrence or consummation of the Corporate Event, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) such Holder is entitled to receive upon the conversion of such Holder’s shares of Series A Preferred Stock prior to such Corporate Event (but not in lieu of such items still issuable under Sections 3 and 10(a), which shall continue to be receivable on the Common Stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had such Holder’s shares of Series A Preferred Stock been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) (provided, however, to the extent that a Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Series A Preferred Stock.

6. Intentionally Omitted. ~~Redemption at Option of Holders.~~

~~(a) Triggering Event. A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:~~

~~(i) the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for more than two (2) Trading Days;~~

~~(ii) (A) a Conversion Failure (as defined in Section 8(b)(iii)(A) or (B) the Corporation’s notice, written or oral, to any Holder, including by way of public announcement, or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Series A Preferred Stock into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations;~~

~~(iii) at any time a Holder’s Authorized Share Allocation (as defined in Section 8(e)(i)) is less than the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion of the full Conversion Amount of the Series A Preferred Stock;~~

~~(iv) the Corporation’s failure to pay to the Holder any amounts that at any time exceed $25,000 when and as due pursuant to this Certificate of Designations or any other Transaction Document, provided that such failure continues for a period of at least three (3) Business Days, provided, further, that the immediately preceding proviso shall not apply to the Corporation’s failure to pay any amounts due pursuant to this Certificate of Designations that are the payments of Dividends or the Stated Value of the shares of Series A Preferred Stock;~~

~~(v) any default under, redemption of or acceleration prior to maturity of any Indebtedness of the Corporation and/or any of its Subsidiaries in excess of $100,000 in the aggregate;~~

~~(vi) the Corporation or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;~~

~~(vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Corporation or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Corporation or any of its Subsidiaries or (C) orders the liquidation of the Corporation or any of its Subsidiaries;~~

~~(viii) a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Corporation or any of its and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above so long as the Corporation provides the Holders with a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Required Holders) to the effect that such judgment is covered by insurance or an indemnity and the Corporation will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;~~

~~(ix) the consummation of a Change of Control other than one in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes the Warrants and this Certificate of Designations pursuant to the~~

~~provisions of Section 5 such that, inter alia, the Warrants shall be exercisable and the Series A Preferred Stock shall be convertible into publicly traded Common Stock of such Successor Entity;~~

~~(x) the issuance of Common Stock or Common Stock Equivalents in violation of any provision of any Approved Stock Plan or any Transaction Document;~~

~~(xi) the issuance of debt securities in violation of any provision of any of the Transaction Documents;~~

~~(xii) any deviation of twenty percent (20%) or more in the aggregate of the Approved Yearly Budget (as defined in Section 7(c)(xvi);~~

~~(xiii) any deviation of five percent (5.0%) or more with respect to (x) financial statement audit and review expenses and/or (y) investors’ relations expenses, in each case as included in the Approved Yearly Budget;~~

~~(xiv) the Existing Preferred Stock is not converted in full into Common Stock on or prior to the Effective Date; or~~

~~(xv) [the Corporation breaches any representation, warranty, covenant or other term or condition of any Transaction Document, provided that the breach of any covenant continues for a period of at least three (3) Business Days, provided, further, that the immediately preceding proviso shall not apply to the Corporation’s covenants to pay Dividends or the Stated Value of the shares of Series A Preferred Stock pursuant to this Certificate of Designations.]~~

~~(b) Redemption Option Upon Triggering Event.~~

~~(i) In addition to all other rights of the Holders contained herein, after the occurrence of a Triggering Event, each Holder shall have the right, at such Holder’s option to require the Corporation to redeem all or any portion of such Holder’s Series A Preferred Stock at a price per share in cash equal to the greater of (x) 110% of the sum of (A) the Stated Value and (B) accrued and unpaid Dividends, if any and (y) the product of (A) the Conversion Rate (as defined in Section 8(a)) in effect at such time as the applicable Notice of Triggering Event Redemption (as defined below) is deemed to be received by the Corporation in accordance with the provisions of Section 9(f) of the Securities Purchase Agreement and (B) the greatest Closing Sale Price of the Common Stock during the period beginning on the date immediately preceding such Triggering Event and ending on the date the applicable Notice of Triggering Event Redemption is deemed to be received by the Corporation in accordance with the provisions of Section 9(f) of the Securities Purchase Agreement (the “Triggering Event Redemption Price”). Within one (1) Business Day after the occurrence of a Triggering Event other than the Triggering Event described in Section 6(a)(ix), the Corporation shall deliver written notice thereof via facsimile and overnight courier (“Notice of Triggering Event”) to each Holder. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Corporation shall deliver written notice thereof via facsimile or electronic mail, and overnight courier to each Holder (a “Change of Control Notice”). At any time (A) after the earlier of (I) a Holder’s receipt of a Notice of Triggering Event and (II) a Holder becoming aware of a Triggering Event other than the Triggering Event described in Section 6(a)(ix) or (B) during the period beginning on the earlier to occur of (I) any oral or written agreement by the Corporation or any of its Subsidiaries, upon consummation of which the transaction contemplated thereby would reasonably be expected to result in a Change of Control, and (II) a Holder’s receipt of a Change of Control Notice and ending fifteen (15) Trading Days after the date of the consummation of such Change of Control, any Holder of Series A Preferred Stock then outstanding may require the Corporation to redeem up to all of such Holder’s Series A Preferred Stock by delivering written notice thereof via facsimile and overnight courier (“Notice of Triggering Event Redemption”) to the Corporation which Notice of Triggering Event Redemption shall indicate the number of shares of Series A Preferred Stock that such Holder is electing to redeem. Upon the Corporation’s receipt of a~~

~~Notice of Triggering Event Redemption from any Holder, the Corporation shall within one (1) Business Day of such receipt notify each other Holder by facsimile of the Corporation’s receipt of such notice(s). The Corporation shall (A) with respect to a Triggering Event that is not the Triggering Event described in Section 6(a)(ix), deliver on the fifth (5th) Business Day after the Corporation’s receipt of a Notice of Triggering Event Redemption the applicable Triggering Event Redemption Price to such Holder that delivered a Notice of Triggering Event Redemption, provided that the Corporation shall deliver on the fifth (5th) Business Day after the Corporation’s receipt of the first Notice of Triggering Event Redemption the applicable Triggering Event Redemption Price to all Holders that deliver a Notice of Triggering Event Redemption prior to the fifth (5th) Business Day after the Corporation’s receipt of the first Notice of Triggering Event Redemption and (B) with respect to a Triggering Event described in Section 6(a)(ix), deliver the Triggering Redemption Price concurrently with the consummation of such Change of Control to all Holders that deliver a Notice of Triggering Event Redemption prior to the consummation of such Change of Control and otherwise within five (5) Trading Days after the Corporation’s receipt of such notice (such date, the “Triggering Event Redemption Date”).~~

~~(ii) Miscellaneous. To the extent redemptions required by this Section 6(b)(ii) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series A Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 6(b)(ii), until the Triggering Event Redemption Price (together with any interest thereon) is paid in full, the number of shares of Series A Preferred Stock submitted for redemption under this Section 6(b)(ii) may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of a Triggering Event described in Section 6(a)(ix), shares or equity interests of the Successor Entity substantially equivalent to the Corporation’s Common Stock pursuant to Section 8(a). The Holders and the Corporation agree that in the event of the Corporation’s redemption of any Series A Preferred Stock under this Section 6(b)(ii), each Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future dividend rates and the uncertainty of the availability of a suitable substitute investment opportunity for each such Holder. Accordingly, any redemption premium due under this Section 6(b)(ii) is intended by the parties to be, and shall be deemed, a reasonable estimate of each such Holder’s actual loss of its investment opportunity and not as a penalty. In the event that the Corporation does not pay the Triggering Event Redemption Price on the Triggering Event Redemption Date, then the Holder shall have the right to void the redemption pursuant to Section 6(b)(iii). If the Corporation is unable to redeem all of the Series A Preferred Stock submitted for redemption, the Corporation shall (i) redeem an amount from each Holder equal to such Holder’s pro rata amount of the Series A Preferred Stock outstanding multiplied by the total number of shares of Series A Preferred Stock to be redeemed from all Holders and (ii) in addition to any remedy such Holder may have under this Certificate of Designations and the Securities Purchase Agreement, pay to each Holder interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) in respect of each unredeemed share of Series A Preferred Stock until paid in full.~~

~~(iii) Void Redemption. In the event that the Corporation does not pay a Triggering Event Redemption Price within the time period set forth in this Certificate of Designations, at any time thereafter and until the Corporation pays such unpaid applicable Triggering Event Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Corporation to promptly return to such Holder any or all of the Series A Preferred Stock that were submitted for redemption by such Holder and for which the applicable Triggering Event Redemption Price has not been paid, by sending written notice thereof to the Corporation via facsimile (the “Void Redemption Notice”). Upon the Corporation’s receipt of such Void Redemption Notice, (i) the applicable Notice of Triggering Event Redemption shall be null and void with respect to the Series A Preferred Stock subject to the Void Redemption Notice, (ii) the Corporation shall immediately return any Series A Preferred Stock subject to the Void Redemption Notice, and (iii) the Conversion Price of such returned Series A Preferred Stock shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Redemption Notice is delivered to the Corporation and (B) the lowest Weighted Average Price of the Common Stock during the period~~

~~beginning on the date on which the applicable Notice of Triggering Event Redemption is delivered to the Corporation and ending on the date on which the Void Redemption Notice is delivered to the Corporation, as applicable, subject to further adjustment as provided in this Certificate of Designations.~~

~~(iv) Disputes. In the event of a dispute as to the determination of the arithmetic calculation of the Triggering Event Redemption Price, such dispute shall be resolved pursuant to Section 8(f) with the term “Triggering Event Redemption Price” being substituted for the term “Conversion Rate”. A Holder’s delivery of a Void Redemption Notice and exercise of its rights following such notice shall not effect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 6(b) of less than all of the Series A Preferred Stock represented by a particular Preferred Stock Certificate (as defined in Section 8(b)(i)), the Corporation shall promptly cause to be issued and delivered to the Holder of such Series A Preferred Stock a Preferred Stock Certificate representing the remaining shares of Series A Preferred Stock which have not been redeemed, if necessary.~~

~~(v) Insufficient Assets. If upon a Triggering Event Redemption Date, the assets of the Corporation are insufficient to pay the Triggering Event Redemption Price for each share of Series A Preferred Stock to be redeemed, the Corporation shall (i) take all appropriate action reasonably within its means to maximize the assets available for paying the Triggering Event Redemption Price, (ii) redeem out of all such assets available therefor on the Triggering Event Redemption Date the maximum possible number of shares of Series A Preferred Stock that it can redeem on such date, pro rata among the Holders to be redeemed in proportion to the aggregate number of shares of Series A Preferred Stock then held by each such Holder on the Triggering Event Redemption Date and (iii) following the Triggering Event Redemption Date, at any time and from time to time when additional assets of the Corporation become available to redeem the remaining shares of Series A Preferred Stock, the Corporation shall use such assets, at the end of the then current fiscal quarter, to redeem the balance of such shares of Series A Preferred Stock, or such portion thereof for which assets are then available, on the basis set forth above at the Triggering Event Redemption Price, and such assets will not be used prior to the end of such fiscal quarter for any other purpose. Dividends on shares of Series A Preferred Stock that have not been redeemed shall continue to accrue until such time as the Corporation redeems such shares of Series A Preferred Stock. The Corporation shall pay to each Holder the Triggering Event Redemption Price for each share of Series A Preferred Stock without regard to the legal availability of funds unless expressly prohibited by applicable law or unless the payment of such Triggering Event Redemption Price could reasonably be expected to result in personal liability to the directors of the Corporation (it being understood that the Corporation shall not claim as a defense to the obligation to redeem that it does not have “funds legally available” as argued in SV Investment Partners, LLC v. Though/Works, Inc. 7 A.3d 973 (Del. Ch. 2010)).~~

7. Voting Rights.

(a) General. Each issued and outstanding share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock is convertible (as adjusted from time to time pursuant to Section 9 hereof), at each meeting of stockholders of the Corporation (or pursuant to any action by written consent) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Sections 7(b) and 7(c) below or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

(b) Election of Directors. On the Effective Date, pursuant to the terms of the Merger Agreement, [    ] (the “Primary Series A Director”) and [    ]2 (the “Secondary Series A Director” and collectively, the “Series A Directors”) have been elected to the board of directors of the Corporation. Each of the Series A Directors shall serve for a term of not less than three (3) years from the Effective Date and until his successor is elected and qualified and may not be removed from the board of directors, except that a Series A Director may be removed by the majority of the board of directors for Cause.

(c) Series A Preferred Stock Protective Provisions. In addition to any other rights provided by law, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Required Holders voting together as a single class:

(i) create, or authorize the creation of, or issue or obligate itself to issue additional or other capital stock or securities exchangeable for or convertible or exercisable into capital stock whether such capital stock is Senior Preferred Stock or pari-passu (such stock referred to hereinafter as “Pari Passu Stock”) in rank to the Series A Preferred Stock in respect of the preferences as to distributions, the payment of dividends and payments upon a Liquidation Event;

(ii) (A) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends, anti-dilution protections, or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference or privilege, or (B) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends, anti-dilution protections, or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege;

(iii) increase or decrease the authorized number of shares of Common Stock or Series A Preferred Stock or any additional class or series of capital stock;

(iv) prior to the one (1) year anniversary of the Effective Date, create, or authorize the creation of, or issue, or obligate itself to issue any debt security, whether or not such debt security is exchangeable for or convertible or exercisable into Common Stock, or permit any Subsidiary to take any such action;

(v) after the one (1) year anniversary of the Effective Date, create, or authorize the creation of, or issue or obligate itself to issue any debt security, whether or not such debt security is exchangeable for or convertible or exercisable into Common Stock, in excess of $1,500,000, or permit any Subsidiary to take any such action;

(vi) authorize or effect the payment of any dividends or distributions on any capital stock of the Corporation or any Subsidiary or the redemption or repurchase of any capital stock of the Corporation or any Subsidiary or rights to acquire capital stock of the Corporation or any Subsidiary (other than (A) the repurchase of stock from employees of the Corporation or its Subsidiaries pursuant to repurchase rights upon termination of employment of such employees at purchase prices initially paid by such employees for such shares, or (B) the payment of any dividends or distributions on any share of Series A Preferred Stock pursuant to its terms ~~or the redemption or repurchase of any share of Series A Preferred Stock pursuant to its terms~~);

[2]	The Series A Directors to be designated by the Required Holders of the Series C-1 Preferred Stock of Mabvax Therapeutics, Inc. prior to the consummation of the Merger (as defined in the Merger Agreement).

(vii) authorize or effect (a) any sale, lease, transfer or other disposition of all or substantially all the assets of the Corporation or any Subsidiary; (b) any Fundamental Transaction, or (c) a Liquidation Event, or consent to any of the foregoing;

(viii) amend or repeal any provision of the Corporation’s Certificate of Incorporation or By-Laws so as to affect adversely the Series A Preferred Stock (including, without limitation, any amendment of the Corporation’s Certificate of Incorporation entitling the Corporation to make a payment with respect to the Series A Preferred Stock other than in cash or in securities that trade on an Eligible Market shall be deemed so to affect adversely the Series A Preferred Stock);

(ix) amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, (including, without limitation, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on a parity with the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed so to affect adversely the Series A Preferred Stock);

(x) take any other action, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, or agree to take any such action, that avoids or seeks to avoid the observance or performance of any of the terms of this Certificate of Designations;

(xi) effect any change in the principal business of the Corporation, enter into any new lines of business, exit the current line of business or any material modification of current or future business plans or liquidate, dissolve or wind-up the business and affairs of the Corporation, or consent to any of the foregoing;

(xii) enter into any agreement or contract that specifically by its terms restricts the Corporation’s ability to pay dividends on, or redeem securities of the Corporation; or

(xiii) agree to do any of the above items.

(d) Actions Requiring Vote of a Series A Director. For so long as the Primary Series A Director remains a director of the Corporation, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Primary Series A Director; provided that if the Primary Series A Director no longer serves as a director of the Corporation, for so long as the Secondary Series A Director remains a director of the Corporation, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Secondary Series A Director:

(i) enter into any transaction, other than employment agreements on a basis consistent with past practice, with any officer, director or beneficial owner of five percent (5%) or more of the Common Stock or any Affiliate of any of the foregoing;

(ii) sell or otherwise dispose of assets with a fair value in excess of $1,000,000;

(iii) hire or fire of any executive officer or employee serving a similar function, including without limitation, the chief executive officer, president, chief operating officer, chief financial officer, chief investment officer, chief strategy officer, and chief information officer, or any employee with annual compensation (including any bonus payments) in excess of $100,000;

(iv) approve a yearly budget covering any operations prior to the one (1) year anniversary of the Effective Date (the “Approved Yearly Budget”);

(v) pledge or otherwise allow the encumbrance of any material assets of the Corporation, in a single or series of transactions, other than in the normal course of business or as may be related to acquisition of Indebtedness with respect to such asset;

(vi) adopt or make any material modification to, any employee stock option plan, stock bonus plan, stock purchase plan or other management equity plan or issue shares of Common Stock or Common Stock Equivalents in violation of any Approved Stock Plan;

(vii) license or transfer any intellectual property, technology or other assets of the Corporation on any basis that materially restricts the Corporation’s use or licensing of such intellectual property, technology or other assets. It being understood that any exclusive license is a material restriction under this provision;

(viii) loan or advance to, or acquire of any stock or other securities of, any Subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Corporation;

(ix) loan or advance to any Person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board;

(x) guarantee any Indebtedness except for trade accounts of the Corporation or any Subsidiary arising in the ordinary course of business;

(xi) invest other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $1,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two (2) years;

(xii) incur aggregate Indebtedness in excess of $500,000 that is not included in the Approved Yearly Budget, other than trade credit incurred in the ordinary course of business;

(xiii) sale, transfer, license, pledge or encumber technology or intellectual property, other than non-exclusive licenses granted in the ordinary course of business;

(xiv) create any liquidation preferences for equity securities greater than their purchase price, or any anti-dilution protection more favorable than that granted to the Series A Preferred Stock herein;

(xv) enter into any real estate lease or acquisition;

(xvi) create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(xvii) enter into any partnership, alliance, joint venture or other material agreement or arrangement, including any agreement with an exclusivity covenant, a non-competition agreement or other restrictive covenant with respect to the Corporation’s business;

(xviii) increase or decrease the authorized number of directors constituting the Board or any committee of the Board;

(xix) until the earlier to occur of (x) the consummation by the Corporation of one or more Subsequent Placements yielding net proceeds to the Corporation of at least $10,000,000 from Persons that are not affiliated with the initial Holders signatory to the Securities Purchase Agreement and

(y) the one (1) year anniversary of the Effective Date, any increase to the aggregate annual compensation paid by the Corporation to the Corporation’s officers and directors for services rendered to the Corporation;

(xx) until the earlier to occur of (x) the consummation by the Corporation of one or more Subsequent Placements yielding net proceeds to the Corporation of at least $10,000,000 from Persons that are not affiliated with the initial Holders signatory to the Securities Purchase Agreement and (y) the one (1) year anniversary of the Effective Date, increase the aggregate annual compensation paid by the Corporation to the Corporation’s employees that are not officers or directors of the Corporation for services rendered to the Corporation that is inconsistent with past practice or that exceeds 10% of the aggregate compensation paid to such Persons in the immediately preceding calendar year;

(xxi) effect any stock split, reverse stock split, stock dividend or other similar transaction with respect to the Series A Preferred Stock; or

(xxii) agree to do any of the above items.

8. Conversion.

(a) Optional Conversion. Each share of Series A Preferred Stock may be converted into shares of Common Stock at any time or times, at the option of any Holder as provided in this Section 8. The number of shares of Common Stock issuable upon conversion of each Series A Preferred Stock pursuant to this Section 8 shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount

Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Series A Preferred Stock, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The applicable Conversion Rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

(b) Mechanics of Conversion. The conversion of Series A Preferred Stock shall be conducted in the following manner:

(i) Holder’s Delivery Requirements. To convert Series A Preferred Stock into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Series A Preferred Stock subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Corporation and if the Corporation has appointed a registered transfer agent, the Corporations registered transfer agent (the “Transfer Agent”) (if the Corporation does not have a registered transfer agent, references hereto to the “Transfer Agent” shall be deemed to be references to the Corporation) and (B) if required by Section 8(b)(iv), surrender to a common carrier for delivery to the Corporation as soon as practicable following such date the original certificates representing the Series A Preferred Stock being converted (or compliance with the procedures set forth in Section 13) (the “Preferred Stock Certificates”).

(ii) Corporation’s Response. Upon receipt by the Corporation of a copy of a Conversion Notice, the Corporation shall (A) as soon as practicable, but in any event within two (2) Trading Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, if applicable, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the third (3rd) Trading Day following the date of receipt by the Corporation of such Conversion Notice (the “Share Delivery Date”), (1) provided the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common

Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of shares of Series A Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 8(b)(iv), is greater than the number of shares of Series A Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than five (5) Business Days after receipt of the Preferred Stock Certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of shares of Series A Preferred Stock not converted.

(iii) Corporation’s Failure to Timely Convert.

(A) Cash Damages. If within three (3) Trading Days after the Corporation’s receipt of the facsimile copy of a Conversion Notice the Corporation shall fail to credit a Holder’s balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Series A Preferred Stock (a “Conversion Failure”), then in addition to all other available remedies which such holder may pursue hereunder and under the other Transaction Documents, including any indemnification provisions therein, the Corporation shall pay additional damages to such Holder for each day after the Share Delivery Date that such conversion is not timely effected in an amount equal to one and one half percent (1.5%) of the product of (I) the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which such Holder is entitled as set forth in the applicable Conversion Notice and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date. If the Corporation fails to pay the additional damages set forth in this Section 8(b)(iii)(A) within five (5) Trading Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Corporation continues to fail to make such payments, to require the Corporation, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice. In addition to the foregoing, if on the Share Delivery Date, the Corporation shall fail to issue and deliver a certificate to a Holder or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Series A Preferred Stock, as applicable, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Corporation (a “Buy-In”), then the Corporation shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Corporation’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series A Preferred Stock as required pursuant to the terms hereof.

(B) Void Conversion Notice; Adjustment of Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the tenth (10th) Trading Day after the Share Delivery Date with respect to a conversion of Series A Preferred Stock, then the Holder, upon written notice to the Corporation, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any shares of Series A Preferred Stock that have not been converted pursuant to such Holder’s Conversion Notice; provided that the voiding of a Holder’s Conversion Notice shall not effect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 8(b)(iii)(A) or otherwise. Thereafter, the Conversion Price of any Series A Preferred Stock returned or retained by the Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice and (II) the lowest Weighted Average Price of the Common Stock during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designations.

(iv) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Series A Preferred Stock in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Series A Preferred Stock to the Corporation unless (A) the full or remaining number of shares of Series A Preferred Stock represented by the certificate are being converted, in which case the Holder shall deliver such stock certificate to the Corporation as soon as practicable following such conversion or (B) a Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series A Preferred Stock upon physical surrender of any Series A Preferred Stock. The Holder and the Corporation shall maintain records showing the number of shares of Series A Preferred Stock so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Corporation, so as not to require physical surrender of the certificate representing the Series A Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation establishing the number of shares of Series A Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Series A Preferred Stock represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Series A Preferred Stock unless such Holder first physically surrenders the certificate representing the Series A Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of shares of Series A Preferred Stock represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series A Preferred Stock, the number of shares of Series A Preferred Stock represented by such certificate may be less than the number of shares of Series A Preferred Stock stated on the face thereof. Each certificate for Series A Preferred Stock shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 8(b)(iv) THEREOF. THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 8(b)(iv) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(c) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock (an “Automatic Conversion”), based on the then-effective applicable Conversion Price at any time upon the affirmative election of the Required Holders. Upon such Automatic Conversion, any declared, accrued and unpaid dividends shall be paid in accordance with the provisions of Section 8(b)(ii). Upon affirmative election of the Required Holders, all of the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its Transfer Agent. Upon the occurrence of such Automatic Conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any Transfer Agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such Automatic Conversion occurred, and any declared, accrued and unpaid dividends shall be paid in accordance with the provisions of Section 8(b)(ii).

(d) Beneficial Ownership Limitation on Conversions. The Corporation shall not effect the conversion of any portion of Series A Preferred Stock, and no Holder shall not have the right to convert any portion of Series A Preferred Stock, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by a Holder and its other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all of its other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentences is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted shares of Series A Preferred Stock beneficially owned by such Holder or any of its other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Warrants beneficially owned by such Holder or any of its other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 8(d). For purposes of this Section 8(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of Series A Preferred Stock without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of any Holder, the Corporation shall within two (2) Business Days confirm in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by such Holder and any of its other Attribution Party since the date as of which such number of outstanding shares of Common Stock was reported. Upon delivery of a written notice to the Corporation, any Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 4.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation and (ii) any such increase or decrease will apply only to such Holder and its other Attribution Parties and not to any other holder of Series A Preferred Stock that is not an Attribution Party. For purposes of clarity, the shares of Common Stock underlying the Series A Preferred Stock in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16A-2(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8(d) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 8(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(e) Reservation of Shares.

(i) The Corporation shall have sufficient authorized and unissued shares of Common Stock for each Series A Preferred Stock equal to 130% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to each such Series A Preferred Stock as of the Issuance Date. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized and unissued shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Series A Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of shares of Series A Preferred Stock held by each Holder at the time of issuance of the Series A Preferred Stock or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Series A Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series A Preferred Stock (other than pursuant to a transfer of Series A Preferred Stock in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Series A Preferred Stock, pro rata based on the number of shares of Series A Preferred Stock then held by such Holders. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

(ii) If at any time while any of the Series A Preferred Stock remain outstanding the Corporation does not have a sufficient number of duly authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series A Preferred Stock at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Corporation shall immediately take all action necessary to increase the Corporation’s authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Series A Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause the Board to recommend to the stockholders that they approve such proposal.

(f) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the Conversion Rate, the Corporation shall issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of such Holder’s Conversion Notice or other date of determination. If such Holder and the Corporation are unable to agree upon the determination of the arithmetic calculation of the Conversion Rate within four (4) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Corporation shall within two (2) Business Days submit via facsimile the disputed arithmetic calculation of the Conversion Rate to any “big four” international accounting firm. The Corporation shall cause, at the Corporation’s expense, the accountant to perform the determinations or calculations and notify the Corporation and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent error.

(g) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(h) Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued but unpaid dividends thereon (whether or not declared). Subject to Section 8(b)(iii)(B), any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

(i) Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Series A Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

9. Anti-Dilution Provisions. The Conversion Price shall be subject to adjustment from time to time in accordance with this Section 9.

(a) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. If and whenever on or after the Subscription Date, the Corporation issues or sells, or in accordance with this Section 9(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation but excluding shares of Common Stock deemed to have been issued or sold by the Corporation in connection with any Excluded Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 9(a), the following shall be applicable:

(i) Issuance of Options. If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 9(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Corporation with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 9(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Corporation with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 9(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 9(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 9(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Corporation less any consideration paid or payable by the Corporation pursuant to the terms of such other securities of the Corporation, less (II) the Option Value of such Options. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Corporation therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Corporation will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation will be the Closing Sale Price of such publicly traded securities on the date of receipt of such securities. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

(v) Record Date. If the Corporation takes a record of the holders of shares of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (II) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Corporation at any time after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time after the Subscription Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares and the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 9 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, other than the issuance of Excluded Securities), then the Board will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred Stock; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 9.

(d) Voluntary Adjustment By Corporation. The Corporation may at any time reduce the then current Conversion Price to any amount and for any period of time deemed appropriate and approved by the Board in accordance with Delaware law.

10. Other Rights of Holders.

(a) Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred Stock) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that a Holder’s right to participate in any such Purchase Right would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Notices.

(i) Immediately upon any adjustment of the Conversion Rate and Conversion Price pursuant to Section 9 hereof, the Corporation will give written notice thereof sent by mail, first class, postage prepaid to each Holder at its address appearing on the stock register, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 8(f).

(ii) The Corporation will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event.

(iii) The Corporation will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place.

11. Taxes.

(a) Any and all payments made by the Corporation hereunder, including any amounts received on a conversion or redemption of the Series A Preferred Stock and any amounts on account of Cash Dividends or Capitalized Dividends, must be made by it without any a deduction or withholding for or on account of any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest) (a “Tax Withholding”), unless a Tax Withholding is required by law. If the Corporation is aware that it must make a Tax Withholding (or that there is a change in the rate or the basis of a Tax Withholding), it must notify the affected Holders promptly.

(b) If a Tax Withholding is required by law to be made by the Corporation, the amount of the payment due from the Corporation will be increased to (or if no payment by the Corporation would otherwise be made (e.g., in the case of Capitalized Dividends), the Corporation will make a payments in) an amount which (after making the Tax Withholding, including a Tax Withholding applicable to additional sums payable pursuant to this Section 11) leaves an amount equal to the payment which would have been due if no Tax Withholding had been required. If the Corporation is required to make a Tax Withholding, it must make the minimum Tax Withholding allowed by law and must make any payment required in connection with that Tax Withholding within the time allowed by law. The Corporation hereby agrees to indemnify each Holder from and against any Taxes required to be withheld from any payments made hereunder, regardless of whether such Taxes were withheld. For the avoidance of doubt, the Corporation and the Holder intend that, in the event that actual or constructive dividends arising under this Certificate of Designations are or become subject to U.S. Federal withholding tax on a gross basis, the Corporation will pay to the Holder the gross-up or indemnity amounts provided for in this Section 11. As soon as practicable after making a Tax Withholding or a payment required in connection with a Tax Withholding, the Corporation must deliver to the Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Withholding was paid.

(c) In addition, the Corporation agrees to pay in accordance with applicable law, and to indemnify and hold each Holder harmless from and against, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder (but excluding any income, capital gains or similar taxes) or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, the Series A Preferred Stock (“Other Taxes”). As soon as practicable after making a payment of Other Taxes, the Corporation must deliver to such Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Other Taxes were paid.

(d) The obligations of the Corporation under this Section 11 shall survive the payment for the Series A Preferred Stock and all other amounts payable hereunder.

12. Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 8 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

13. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series A Preferred Stock Certificates representing the Series A Preferred Stock, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder thereof to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of the Series A Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock into Common Stock.

14. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder of Series A Preferred Stock’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each holder of Series A Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder of Series A Preferred Stock thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15. Notice. Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with such contact information provided by each Holder to the Corporation and set forth in the register for the Series A Preferred Stock maintained by the Corporation as set forth in Section 18.

16. Failure or Indulgence Not Waiver. No failure or delay on the part of any holder of Series A Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

17. Transfer of Series A Preferred Stock. A Holder may assign some or all of the Series A Preferred Stock and the accompanying rights hereunder held by such Holder without the consent of the Corporation; provided that such assignment is in compliance with applicable securities laws.

18. Series A Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series A Preferred Stock, in which the Corporation shall record the name and address of the Persons in whose name the Series A Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation may treat the Person in whose name any Series A Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

19. Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the DGCL, this Certificate of Designations or otherwise with respect to the issuance of the Series A Preferred Stock or the Common Stock issuable upon conversion thereof may be effected by written consent of the Corporation’s stockholders or at a duly called meeting of the Corporation’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

20. General Provisions; Amendment and Waivers. In addition to the above provisions with respect to Series A-2 Preferred Stock, such Series A-2 Preferred Stock shall be subject to and be entitled to the benefit of the provisions set forth in the Certificate of Incorporation of the Corporation with respect to preferred stock of the Corporation generally; provided, however, that in the event of any conflict between such provisions, the provisions set forth in this Certificate of Designation shall control. Unless otherwise required by law, any and all provisions of this Certificate of Designations may be amended or waived by an instrument in writing signed by the

Corporation and the Required Holders and any amendment or waiver to this Certificate of Incorporation made in conformity with the provisions of this Section 20 shall be binding on all Holders. No such amendment or waiver shall be effective to the extent that it applies to less than all of the Holders.

21. Disclosure. Upon receipt or delivery by the Corporation of any notice in accordance with the terms of this Certificate of Designations, unless the Corporation has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or any of its Subsidiaries, the Corporation shall within two (2) Business Days after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Corporation believes that a notice contains material, nonpublic information relating to the Corporation or its Subsidiaries, the Corporation so shall indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or its Subsidiaries.

22. Certain Definitions. For purposes of this Certificate of Designations, the following definitions shall apply:

(a) “Affiliate” has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

(b) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board, pursuant to which the Corporation’s securities may be issued to any employee, advisor, officer or director for services provided to the Corporation.

(c) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Corporation’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(d) “Bloomberg” means Bloomberg Financial Markets.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) “Calendar Year” means each of: the period beginning on and including January 1 and ending on and including December 31.

(g) “Cause” means a Series A Director is convicted of a felony by a court of competent jurisdiction, a Series A Director has been found to have engaged in fraud or willful misconduct in connection with the performance of his duties as board member or he is convicted of or signs a consent decree acknowledging any scienter-based securities law violation.

(h) Intentionally Omitted. ~~“Change of Control” means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Corporation’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of~~

~~such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation.~~

(i) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 8(f). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(j) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(k) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(l) “Conversion Amount” means the sum of (A) the Stated Value and (B) accrued and unpaid Dividends, if any.

(m) “Conversion Price” means $[        ]3, subject to adjustment as provided herein.

(n) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(o) “Effective Date” means the date on which this Certificate of Designations becomes effective.

(p) “Eligible Market” means The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon exercise of the Warrants; provided, that the terms of the Warrants are not amended, modified or changed on or after the Subscription Date, (iii) upon conversion of the Series A Preferred Stock; provided, that the terms of the Series A Preferred Stock are not amended, modified or changed on or after the Subscription Date; (iv) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date.

[3]	Insert $4.1917918 divided by the Common Stock Exchange Ratio calculated pursuant to the Merger Agreement.

(s) “Fundamental Transaction” means (i) that the Corporation shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another Subject Entity, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (c) make, or allow one or more Subject Entities to make, or allow the Corporation to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the outstanding shares of Common Stock, (2) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 50% of the outstanding shares of Common Stock, (2) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (e) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Corporation shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Corporation sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Corporation to surrender their shares of Common Stock without approval of the stockholders of the Corporation or (iii) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(t) “GAAP” means United States generally accepted accounting principles, consistently applied.

(u) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(v) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(w) “Lead Investor” means Hudson Bay IP Opportunities Master Fund LP.

(x) “Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries taken as a whole, in a single transaction or series of transactions, or adoption of any plan for the same.

(y) “MabVax” means the Corporation’s wholly owned subsidiary, MabVax Therapeutics, Inc.

(z) “Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

(aa) “Options” means any rights, warrants or options to subscribe for or purchase (i) shares of Common Stock or (ii) Convertible Securities.

(bb) “Merger Agreement” means that certain Agreement and Plan of Merger dated as of May 6, 2014 by and among MabVax Therapeutics, Inc., a Delaware corporation, Tacoma Acquisition Corp., a Delaware Corporation and the Company.

(cc) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or Parent Entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(dd) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(ee) “Principal Market” means the Eligible Market that is the principal securities exchange market for the Common Stock.

(ff) “Required Holders” means the holders of a majority of the outstanding shares of Series A Preferred Stock and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates is a Holder.

(gg) “Securities Purchase Agreement” means that certain securities purchase agreement by and among MabVax and the initial Holders, dated as of the Subscription Date, as assumed by the Corporation, and as such agreement further may be amended from time to time as provided in such agreement.

(hh) “Series A Preferred Stock” means, collectively, the Series A-1 Convertible Preferred Stock of the Corporation and the Series A-2 Convertible Preferred Stock of the Corporation.

(ii) “Stated Value” means per share of Series A-2 Preferred Stock the sum of (i) $4.1917918 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series A Preferred Stock after the Subscription Date and (ii) any Capitalized Dividends with respect to such share of Series A-2 Preferred Stock.

(jj) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(kk) “Subscription Date” means February 12, 2014.

(ll) “Subsequent Placement” means any direct or indirect, offer, sale, grant any option to purchase, or other disposition of any of its debt, equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security whether or not such security is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents, provided, however, that Subsequent Placement shall exclude any Subsequent Capital Raise (as defined in the Securities Purchase Agreement).

(mm) “Subsidiary” means, with respect to the Corporation, any entity in which the Corporation, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

(nn) “Successor Entity” means one or more Person or Persons (or, if so elected by the Required Holders, the Corporation or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Corporation or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(oo) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(pp) “Transaction Documents” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(qq) “Warrants” shall mean the Warrants issued by the Company pursuant to the Merger Agreement.

(rr) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 8(f) with the term “Weighted Average Price” being substituted for the term “Conversion Rate.” All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on the [    ] day of [            ], 2014, and affirms the statements contained therein as true under the penalties of perjury.

MABVAX THERAPEUTICS HOLDINGS, INC.

By:
J. David Hansen
Its: President and CEO

EXHIBIT I

MABVAX THERAPEUTICS HOLDINGS, INC.

Reference is made to the Certificate of Designations, Preferences and Rights of Series A-2 Convertible Preferred Stock of MabVax Therapeutics Holdings, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A-2 Convertible Preferred Stock, par value $[        ] per share (the “Series A Preferred Stock”), of MabVax Therapeutics Holdings, Inc., a Delaware corporation (the “Corporation”), indicated below into shares of Common Stock, par value $[        ] per share (the “Common Stock”), of the Corporation, as of the date specified below.

1. Date of Conversion:

2. Number of shares of Series A-2 Preferred Stock to be converted:

3. Stock certificate no(s). of Series A-2 Preferred Stock to be converted:

4. Tax ID Number (If applicable):

Please confirm the following information:

5. Conversion Price:

6. Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Series A-2 Preferred Stock are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Authorization:

By:
Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

ACKNOWLEDGMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs [NAME OF TRANSFER AGENT] to issue the above indicated number of shares of Common Stock.

MABVAX THERAPEUTICS HOLDINGS, INC.

By:

Name:
Title:

Cautionary Statement Regarding Forward-Looking Statements

These supplemental disclosures contain “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to Telik, Inc. or MabVax, the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you should not place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Telik and MabVax undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industries, and other legal, regulatory and economic developments. We use words such as “believes,” “projects,” “will,” and similar expressions or derivations of these words to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents Telik and MabVax have filed with the SEC as well as the possibility that: (1) Telik may be unable to obtain stockholder approval required for the proposed transaction; and (2) the proposed transaction is subject to closing conditions which, if not met or waived, would cause the transaction not to be consummated. Neither Telik nor MabVax gives any assurance that either Telik or MabVax will achieve its expectations. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Telik and MabVax described in the “Risk Factors” section of the proxy statement, Telik’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. All forward-looking statements included in this document are based upon information available to Telik on the date hereof, and neither Telik nor MabVax assumes any obligation to update or revise any such forward-looking statements.

Additional Information and Where To Find It.

In connection with the proposed transaction, Telik has filed and may be filing documents with the SEC, including the definitive proxy statement. The proxy statement was mailed to Telik’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT TOGETHER WITH THE DISCLOSURES ABOVE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on Telik’s website at www.telik.com and by contacting Telik’s Controller at (650) 845-7700.

Telik, MabVax and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Telik in connection with the proposed transaction. Information regarding the special interests of Telik’s directors and executive officers and MabVax’s directors and executive officers in the proposed transaction is included in the proxy statement described above. These documents are available free of charge at the SEC’s web site at www.sec.gov or at Telik’s website at www.telik.com.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

2.1	Amendment No. 1, dated as of June 30, 2014, by and between Telik and MabVax.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Dated: June 30, 2014
	By:	/s/ William Kaplan
William P. Kaplan
Vice President, General Counsel and Corporate Secretary